UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GenMark Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 29, 2014

The Annual Meeting of Stockholders of GenMark Diagnostics, Inc. (the “Company”) will be held on May 29, 2014, at 2:00 p.m. local time at the Company’s corporate offices located at 5964 La Place Court, Carlsbad, California 92008 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect Daryl J. Faulkner and James Fox, Ph.D. as Class I directors to hold office for a term of three years.

2.	To approve an amendment to the GenMark Diagnostics, Inc. 2010 Equity Incentive Plan solely for purposes of Section 162(m) of the Internal Revenue Code.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on April 1, 2014 will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS:

Christopher Gleeson
Chairman of the Board

Carlsbad, California

April 17, 2014

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE” ) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?” IN THIS PROXY STATEMENT, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

GenMark Diagnostics, Inc.

5964 La Place Court

Carlsbad, CA 92008

(760) 448-4300

PROXY STATEMENT

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 29, 2014

This Proxy Statement and the Company’s 2013 Annual Report are both available at www.proxyvote.com.

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ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2014

GENERAL

GenMark Diagnostics, Inc. (the “Company”) has made these proxy materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on May 29, 2014, at 2:00 p.m. local time, at the Company’s corporate offices located at 5964 La Place Court, Carlsbad, California 92008, and at any adjournments or postponements thereof (the “Annual Meeting”). These materials were made available to stockholders on or about April 17, 2014.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes: (i) to elect Daryl J. Faulkner and James Fox, Ph.D. as Class I directors to hold office for a term of three years; (ii) to approve an amendment to the GenMark Diagnostics, Inc. 2010 Equity Incentive Plan (the “2010 Plan”) solely for purposes of Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”); (iii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; (iv) to approve, on an advisory basis, the compensation of the Company’s named executive officers as described herein; and (v) to transact such other business that may properly come before the Annual Meeting.

2.	Who is soliciting the proxies?

The proxies for the Annual Meeting are being solicited by the Board.

3.	Why did I receive a notice in the mail regarding the internet availability of proxy materials (the “Notice”) instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing the proxy materials to our stockholders over the internet, which include this Proxy Statement and the accompanying Notice, proxy card and the Company’s Annual Report. The Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials. Because you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you have previously made a permanent election to receive these materials in paper copy. The Notice, which was mailed to most of our stockholders, instructs you how to access and review all of the proxy materials on the internet. The Notice also instructs you how to submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the internet. From our internet site you can instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

5.	Who is entitled to vote?

Only record holders of outstanding shares of the Company’s common stock at the close of business on April 1, 2014 are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 1, 2014, there were 41,954,235 outstanding shares of common stock. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 calendar days prior to the Annual Meeting at 5964 La Place Court, Carlsbad, California 92008, Monday through Friday between the hours of 9:00 a.m. and 4:00 p.m. local time.

6.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

7.	How do I vote?

If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by mail or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name,” you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by telephone or mail by following the voting instruction card provided to you by your broker or other nominee. If you do not give instructions to your broker, your shares may constitute “broker non-votes.” Under the rules that govern brokers who are voting shares held in street name, a broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of Ernst & Young LLP as our independent auditors (Proposal 3), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of our directors (Proposal 1), the approval of an amendment to the 2010 Plan solely for purposes of Section 162(m) (Proposal 2), and the vote to approve, on an advisory basis, the compensation of the our named executive officers (Proposal 4).

If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

8.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by: (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Corporate Secretary at 5964 La Place Court, Carlsbad, CA 92008; (b) voting again by telephone or over the internet at a later time; or (c) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

9.	How are the votes counted and what vote is needed to approve each of the proposals?

Proposal 1 — Election of Directors

In the election of directors, directors are elected by a plurality of the votes, which means that the director nominees receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will not be counted as votes cast, and, therefore, will have no effect on the election of directors.

Proposal 2 — Approval of an Amendment to the 2010 Plan solely for purposes of Section 162(m)

The proposal to approve an amendment to the 2010 Plan solely for purposes of Section 162(m) requires the affirmative vote of a majority of the votes cast on such proposal. Abstentions are considered votes cast on the proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on the proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

Proposal 3 — Ratification of Appointment of Ernst & Young LLP

The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on the proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

Proposal 4 — Advisory Vote on Compensation of Named Executive Officers

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on this proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals. If no instructions are indicated, the shares will be voted as recommended by the Board (i.e., “FOR” the nominees to the Board listed in these materials, “FOR” the approval of an amendment to the 2010 Plan solely for purposes of Section 162(m), “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as set forth in this Proxy Statement, unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you (See Question 7 above)). If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote “FOR” or “AGAINST” the nominees to the Board, the proposal to approve an amendment to the 2010 Plan solely for purposes of Section 162(m), or the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

10.	How does the Board recommend that I vote?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE:

•	FOR THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD;

•	FOR THE APPROVAL OF AN AMENDMENT TO THE 2010 PLAN SOLELY FOR PURPOSES OF SECTION 162(M);

•	FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP; AND

•	FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

11.	How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Both broker non-votes (discussed in Question 7) and stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

12.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. Although the Company has not yet done so, it may retain a firm to assist in the solicitation of proxies in connection with the Annual Meeting. The Company would pay such firm, if any, customary fees, expected to be no more than $10,000 plus related expenses.

13.	Could other matters be presented for a vote at the Annual Meeting?

The Company is not aware, as of the date hereof, of any matters to be presented for a vote at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named as proxy holders (Hany Massarany and Richard Slansky) will have the discretionary authority to vote the shares represented by the proxy card on those matters. If for any reason any of the nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

14.	Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a current report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting. If the final voting results are unavailable in time to file a current report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, we will file an additional current report on Form 8-K with the SEC to disclose the final voting results.

15.	How do I make a stockholder proposal or nominate an individual to serve as a director for next year’s annual meeting of stockholders?

The Company’s bylaws (“Bylaws”) state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. The Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to our Corporate Secretary at the Company’s principal executive offices not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day, prior to the anniversary of the previous year’s annual meeting of stockholders, or January 29, 2015 and February 28, 2015, respectively. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the 2014 Annual Meeting, notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.

A copy of the full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available to stockholders from our Corporate Secretary upon written request.

Stockholders interested in submitting a proposal for consideration at our 2015 Annual Meeting must do so by sending such proposal to our Corporate Secretary at 5964 La Place Court, Carlsbad, CA 92008, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2015 Annual Meeting is December 18, 2014. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2015 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before December 18, 2014, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the applicable requirements of our Bylaws. Any stockholder proposal received after December 18, 2014 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must submit the proposal in writing to our Corporate Secretary no earlier than January 29, 2015 and no later than February 28, 2015, in accordance with the specific procedural requirements contained in our Bylaws. If you would like a copy of these procedures, please contact our Corporate Secretary as provided above, or access our Bylaws on our web site at www.genmarkdx.com. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of the matter at our 2015 Annual Meeting.

BOARD OF DIRECTORS INFORMATION

Our Board currently consists of six members and is divided into three classes. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. Daryl J. Faulkner and James Fox, Ph.D. are the two current Class I directors whose terms expire at the Annual Meeting. Each is being nominated for re-election as a director.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the two director nominees receiving the highest number of “FOR” votes will be elected as Class I directors. Both of the nominees have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Board may designate, unless a contrary instruction is indicated in the proxy.

The following sets forth information regarding members of our Board, including the director nominees for election at the Annual Meeting, related to their business experience and service on other boards of directors. In addition, we discuss below the qualifications, attributes and skills that led our Board to conclude that each of our directors should serve as a director. While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. As set forth in our corporate governance guidelines, these criteria generally include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and the ability to represent the best interests of the Company’s stockholders. In addition, the Corporate Governance and Nominating Committee will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Corporate Governance and Nominating Committee.

We believe that our current Board includes individuals with a strong background in executive leadership and management, accounting and finance, and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to his profession and community. We also believe that our directors’ diversity of backgrounds and experiences results in different perspectives, ideas and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Nominees for Election as Class I Directors for a term expiring at the Company’s 2017 Annual Meeting of Stockholders

Daryl J. Faulkner. Mr. Faulkner, age 65, has served on the Company’s Board since March 2010. Mr. Faulkner was appointed to the board of directors of Osmetech plc in August 2008, serving as Non-Executive Chairman until December 2008. Mr. Faulkner is currently a member of the board of directors of Venaxis, Inc. (formerly AspenBio Pharma, Inc.), an emerging biotechnology company engaged in the research, development, manufacture, and licensing of novel diagnostics and drugs. Mr. Faulkner also served as Executive Chair and Interim Chief Executive Officer of AspenBio Pharma from February 2009 until March 2010. From August 2008 to January 2009, Mr. Faulkner served as a consultant to Qiagen NV, a provider of innovative sample and assay technologies and products, in connection with its integration of Digene Corp., a developer of gene-based diagnostic tests acquired by Qiagen in August 2007. Mr. Faulkner had served as President and Chief Executive Officer and a director of Digene from December 2006 until consummation of Qiagen’s acquisition of Digene in August 2007. From 1998 until March 2006, Mr. Faulkner served in several executive roles at Invitrogen Corp., a life sciences company, including Senior Vice President, Business Segment Management from 2003 until March 2006. Mr. Faulkner received a B.S. in Industrial Relations from the University of North Carolina, Chapel Hill and an M.A. in Business Management from Webster University. We believe Mr. Faulkner is qualified to serve on our Board and serve as Chair of our Corporate Governance and Nominating Committee based on his executive experience in the medical device and molecular diagnostics industries as described above.

James Fox, Ph.D. Dr. Fox, age 62, has served on the Company’s Board since September 2010. Dr. Fox has extensive experience in global technology and healthcare businesses. Dr. Fox led the start-up of Invetech, an Australian contract research and development company that specializes in healthcare products and complex instruments for international markets. Invetech was merged with Australian Securities Exchange listed Vision Systems Limited in 1993, and Dr. Fox took over as Group Managing Director of the combined entity. In January 2007, Vision Systems Ltd., then a global cancer diagnostics company, was acquired by Danaher Corporation. Prior to Invetech, Dr. Fox spent seven years working as a consultant and director with PA Technology. Dr. Fox currently serves as Chairman of the Board of Biota Holdings Limited and Biota Pharmaceuticals, Inc., a director of Air New Zealand Ltd., a director of TTP Group plc and as a director of MS Research Australia, a not-for-profit organization aimed at financing public multiple sclerosis research. Dr. Fox received his Bachelor’s, Master’s and Ph.D. degrees in engineering from the University of Melbourne. We believe Dr. Fox is qualified to serve on our Board and serve as Chair of our Compensation Committee based on his executive experience in the medical device and molecular diagnostics industries as described above.

Class II Directors Continuing in Office until the Company’s 2015 Annual Meeting of Stockholders

Kevin C. O’Boyle. Mr. O’Boyle, age 58, has served on the Company’s Board since March 2010. From December 2010 until its acquisition by Shire Plc in July 2011, Mr. O’Boyle served as Senior Vice President and Chief Financial Officer of Advanced BioHealing, Inc. From January 2003 until December 2009, Mr. O’Boyle served as the Chief Financial Officer of NuVasive, Inc., an orthopedics company specializing in spinal disorders. Prior to that time, Mr. O’Boyle served in various positions during his six years with ChromaVision Medical Systems, Inc., a publicly held diagnostics company specializing in the oncology market, including as its Chief Financial Officer and Chief Operating Officer. Mr. O’Boyle also held various positions during his six years with Albert Fisher

North America, Inc., a publicly held international food company, including Chief Financial Officer and Senior Vice President of Operations. Mr. O’Boyle currently serves on the board of directors of Tornier N.V., a global orthopedics company, Durata Therapeutics, a pharmaceutical company, and Zeltiq Aesthetics, Inc., all publicly traded companies. Mr. O’Boyle received a Bachelor of Science in Accounting from the Rochester Institute of Technology and successfully completed the Executive Management Program at the University of California Los Angeles, John E. Anderson Graduate Business School. We believe Mr. O’Boyle is qualified to serve on our Board and serve as Chair of our Audit Committee based on his executive experience in the healthcare industry, his experience with companies during their transition from a privately held to a public company and his financial and accounting expertise as described above.

Hany Massarany. Mr. Massarany, age 52, has served as President and Chief Executive Officer and as a member of the Company’s Board since May 2011. From February 2009 to April 2011, Mr. Massarany served as President of Ventana Medical Systems, a supplier of automated diagnostic systems to the anatomical pathology market, and Head of Roche Tissue Diagnostics, a division of F. Hoffman-La Roche Ltd. focused on manufacturing instruments and reagents that automate tissue processing and slide staining diagnostics for cancer. From 1999 to 2009, Mr. Massarany held various global leadership positions with Ventana, including Chief Operating Officer, Executive Vice President Worldwide Operations, Senior Vice President, Corporate Strategy and Development, and Vice President North American Commercial Operations. Prior to Ventana, Mr. Massarany held executive management positions with Bayer Diagnostics and Chiron Diagnostics, working in both the Asia Pacific region and the United States. Mr. Massarany received a B.S. degree in Microbiology and Immunology from Monash University, Australia and an MBA from Melbourne University, Australia. We believe Mr. Massarany is qualified to serve on our Board based on his executive experience in the medical device and molecular diagnostics industries as described above.

Class III Directors Continuing in Office until the Company’s 2016 Annual Meeting of Stockholders

Christopher Gleeson. Mr. Gleeson, age 64, has served as Chairman of the Board of the Company since March 2010, and served as Chief Executive Officer of the Company on an interim basis from August 2010 to May 2011. Additionally, from December 1, 2010 through May 1, 2011, Mr. Gleeson served as the Company’s principal financial officer. Mr. Gleeson served as Chairman of the Board of Osmetech plc since July 2009. Mr. Gleeson was formerly President, Chief Executive Officer and a director of Ventana Medical Systems, Inc., a supplier of automated diagnostic systems to the anatomical pathology market, where he served from 1999 to February 2008. Following the acquisition of Ventana by Roche Diagnostics in February 2008, Mr. Gleeson became a member of the board of directors of Roche Diagnostics. Prior to joining Ventana, Mr. Gleeson was Senior Vice-President of Bayer Diagnostics, the diagnostics division of Bayer Healthcare Pharmaceuticals, and general manager of the U.S. commercial operations for Chiron Diagnostics, the diagnostics division of Chiron Corporation. Prior to that time, Mr. Gleeson was the founder, owner and managing director of Australian Diagnostics Corporation. Mr. Gleeson attended the Pharmacy and Business Schools at Monash University in Australia. We believe Mr. Gleeson is qualified to serve on and lead our Board based on his executive experience in the medical device and molecular diagnostics industries as described above.

Stephen T. Worland, Ph.D. Dr. Worland, age 56, has served on the Company’s Board since June 2012. Dr. Worland is currently President and Chief Executive Officer and a director of eFFECTOR Therapeutics, Inc., a company focused on new treatments for cancer. Dr. Worland was President and Chief Executive Officer and a director of Anadys Pharmaceuticals, Inc., a biopharmaceutical company which discovered and developed treatments for Hepatitis C and cancer, from August 2007 until the company’s acquisition by Roche in November 2011. Dr. Worland joined Anadys in 2001 and served in a number of executive roles prior to being named Chief Executive Officer, including President, Pharmaceuticals, and Chief Scientific Officer. Dr. Worland began his healthcare industry career in 1988 at Agouron Pharmaceuticals, Inc. and remained with the company through its successful commercialization of an HIV protease inhibitor and successive acquisitions by Warner-Lambert and Pfizer. During this period, Dr. Worland held a number of positions, including Vice President, Antiviral Research and Director, Molecular Biology and Biochemistry. Dr. Worland was a National Institutes of Health Postdoctoral Fellow in Molecular Biology at Harvard University from 1985 to 1988. Dr. Worland received his B.S. with highest honors in Biological Chemistry from the University of Michigan and his Ph.D. in Chemistry from the University of California, Berkeley. We believe Dr. Worland is qualified to serve on our Board based on his executive experience in the healthcare industry as described above.

Committees of the Board of Directors

Directors are expected to attend meetings of the Board and any Board committees on which they serve. The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each of these committees has the responsibilities described in the committee charters which are available on our website at www.genmarkdx.com. Our Board may also establish other committees from time to time to assist in the discharge of its responsibilities.

Audit Committee. The Audit Committee currently consists of Kevin C. O’Boyle (Chair), James Fox, Ph.D. and Stephen Worland, Ph.D. The Board has determined that all members of the Audit Committee are independent directors under the applicable rules of the NASDAQ Stock Market LLC (“NASDAQ”) and Rule 10A-3 of the Exchange Act, and each of them is able to read and fundamentally understand financial statements. The Board has determined that Mr. O’Boyle qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee currently consists of James Fox, Ph.D. (Chair), Daryl Faulkner and Kevin C. O’Boyle. The Board has determined that all of the members of our Compensation Committee are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act, “outside directors” as defined pursuant to Section 162(m) and satisfy the independence requirements of NASDAQ. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee meets several times a year to review, analyze and establish the compensation packages for our executive officers. The Compensation Committee determines our Chief Executive Officer’s compensation and, as it deems appropriate, leverages competitive industry compensation data. The Compensation Committee is solely responsible for determining our Chief Executive Officer’s compensation. Our Chief Executive Officer is not present during this process. For our other executive officers, our Chief Executive Officer prepares and presents to the Compensation Committee performance assessments and compensation recommendations, which it considers as one factor in its deliberations. The other executive officers are not present during this process. For more information, please see the “Compensation Discussion and Analysis” section below. The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this proxy statement under the caption “Report of the Compensation Committee.”

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee currently consists of Daryl Faulkner (Chair), James Fox, Ph.D. and Stephen Worland, Ph.D., each of whom the Board has determined is an independent director under the applicable rules of NASDAQ. The Corporate Governance and Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board, ensuring that each of the committees of the Board have qualified and independent directors, and providing oversight with respect to corporate governance and succession planning matters. The Corporate Governance and Nominating Committee is governed by a written charter approved by the Board.

There are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was, or is, to be selected as an officer or director, except that Michael Gleeson, our Senior Vice President, North American Commercial Operations, is the son of Christopher Gleeson, the Chairman of our Board of Directors.

Board Leadership Structure

The position of Chairman of the Board and Chief Executive Officer of the Company were combined until April 30, 2011. Effective May 1, 2011, we separated the positions of Chief Executive Officer and Chairman with the appointment of Hany Massarany as our Chief Executive Officer. Our Board believes that the separation of these positions strengthens the independence of our Board.

Membership of Committees

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Mr. Gleeson (Chairman)	—	—	—
Mr. Faulkner*	—	X	Chair
Dr. Fox*	X	Chair	X
Mr. Massarany	—	—	—
Mr. O’Boyle*	Chair	X	—
Dr. Worland*	X	—	X

*	Independent director under NASDAQ and SEC rules.

CORPORATE GOVERNANCE

During 2013, the Board met six times, the Audit Committee met five times, the Compensation Committee met five times, and the Corporate Governance and Nominating Committee met four times. In 2013, all directors attended at least 75% or more of the aggregate of the meetings of the Board and of the Board committees on which they served, held during the period for which they were directors or committee members.

Director Independence

In accordance with our corporate governance principles, the majority of our Board members are independent directors. Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with independent judgment, and otherwise meets the independence requirements under NASDAQ and SEC rules. Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has affirmatively determined that Daryl Faulkner, James Fox, Ph.D., Kevin O’Boyle and Stephen Worland Ph.D. each qualify as independent directors under applicable NASDAQ rules.

Corporate Governance Guidelines

Our corporate governance guidelines are designed to ensure effective corporate governance of the Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its committees. Our corporate governance guidelines will be reviewed regularly by the Corporate Governance and Nominating Committee and revised when appropriate. The full text of our corporate governance guidelines is accessible to the public at www.genmarkdx.com. A printed copy may also be obtained by any stockholder upon request.

Code of Business Conduct and Ethics

Our Board adopted a code of business conduct and ethics to ensure that our business is conducted in a consistently legal and ethical manner. The code of business conduct and ethics establishes policies pertaining to, among other things, employee conduct in the workplace, securities trading, confidentiality, conflicts of interest, reporting violations and compliance procedures. All of our employees, including our executive officers, as well as members of our Board, are required to comply with our code of business conduct and ethics. The full text of our code of business conduct and ethics is accessible to the public at www.genmarkdx.com. A printed copy may also be obtained by any stockholder upon request. Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by our Board after receiving a recommendation from our Audit Committee. We will disclose future amendments or waivers to our code of business conduct and ethics on our website, www.genmarkdx.com, within four business days following the date of the amendment or waiver.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a director, the Corporate Governance and Nominating Committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1% of our common stock for over one year and who satisfies the notice, information and consent provisions set forth in our Bylaws and corporate governance guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Corporate Governance and Nominating Committee in care of the Corporate Secretary, GenMark Diagnostics, Inc., 5964 La Place Court, Carlsbad, CA 92008. For more information about the specific requirements relating to stockholder proposals, see “How do I make a stockholder proposal or nominate an individual to serve as a director for next year’s annual meeting of stockholders?” above. The Corporate Governance and Nominating Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

Identification and Evaluation of Nominees for Directors

Our Corporate Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. Our Corporate Governance and Nominating Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Corporate Governance and Nominating Committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the Corporate Governance and Nominating Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate, or other actions the Corporate Governance and Nominating Committee deems appropriate, including the use of third parties to review candidates.

Annual Meeting of Stockholders

We have a policy of encouraging all of our directors to attend each annual meeting of stockholders. Three of our six directors attended our 2013 Annual Meeting in person, and the remaining directors attended the meeting telephonically.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. However, in addition to the Board, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with the Company’s financial reporting and internal controls, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees, and the Corporate Governance and Nominating Committee oversees the risks associated with the Company’s overall governance, corporate compliance policies (for example, policies addressing relationships with health care professionals and compliance with anti-kickback laws) and its succession planning process to understand that the Company has a slate of future, qualified candidates for key management positions.

COMMUNICATIONS WITH DIRECTORS

Any stockholder who desires to contact any member of the Board or management can write to:

GenMark Diagnostics, Inc.

Attn: Investor Relations

5964 La Place Court

Carlsbad, CA 92008

or send an e-mail to IR@genmarkdx.com

Your letter should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Corporate Governance and Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 1, 2014 (or such other date as provided below) based on information available to us and filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company, (c) our President and Chief Executive Officer, Chief Financial Officer, and each other named executive officer, and (d) all of our directors and executive officers as a group. Each stockholder’s percentage ownership is based on 41,906,372 shares of our common stock outstanding as of March 1, 2014. The information in this table is based solely on statements in filings with the SEC or other reliable information.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Principal Stockholders
FMR LLC(3)	6,222,439	14.85%
245 Summer Street Boston, MA 02210

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class

Putnam Investments, LLC(4)	5,209,368	12.43%
One Post Office Square Boston, MA 02109

Prudential Financial, Inc.(5)	4,121,786	9.84%
751 Broad Street Newark, NJ 07102

Jennison Associates LLC(6)	4,108,676	9.80%
466 Lexington Avenue New York, NY 10017

T. Rowe Price Associates, Inc.(7)	2,655,100	6.34%
100 East Pratt Street Baltimore, MD 21202

JPMorgan Chase & Co.(8)	2,552,520	6.09%
270 Park Avenue New York, NY 10017

Artisan Partners Holdings LP(9)	2,299,335	5.49%
875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202

Directors and Named Executive Officers
Christopher Gleeson(10)	807,733	1.92%
Daryl Faulkner (11)	87,834	*
James Fox, Ph.D.(12)	122,151	*
Kevin C. O’Boyle(13)	83,164	*
Stephen Worland, Ph.D. (14)	15,994	*
Hany Massarany(15)	653,279	1.55%
Richard Slansky(16)	106,757	*
Ingo Chakravarty	6,917	*
Jennifer Williams(17)	257,250	*
Michael Gleeson(18)	205,260	*
All directors and executive officers as a group (13 persons) (19)	3,542,995	8.27%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o GenMark Diagnostics, Inc., 5964 La Place Court, Carlsbad, California 92008.
(2)	Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying stock options held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 1, 2014 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
(3)

The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 14, 2014 by FMR LLC (“FMR”). Fidelity Management & Research Company (“Fidelity”), 245 Summer Street, Boston, Massachusetts 02210, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,839,553 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d (“Johnson”) and FMR, through its control of Fidelity and the funds, each have sole power to dispose of the 2,839,553 shares owned by such funds. Fidelity SelectCo, LLC (“SelectCo”), 1225 17th Street, Suite 1100, Denver, Colorado 80202, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,362,586 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “SelectCo Funds”). Johnson and FMR, through its control of SelectCo, and the SelectCo Funds each has sole power to dispose of the 3,362,586 owned by the SelectCo Funds. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 2,348,453 shares. Fidelity Growth Company Fund has its principal business office at 245 Summer Street, Boston, Massachusetts 02210. Members of the family of Johnson, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Johnson, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act is the beneficial owner of 20,300 shares as a result of its serving as investment manager of institutional accounts owning such shares. Johnson and FMR, through its control of PGATC, each has sole dispositive power over 20,300 shares and sole power to vote or to direct the voting of 20,300 shares owned by the institutional accounts managed by PGATC as reported above.
(4)	The foregoing information is based solely upon information contained in a Schedule 13GA filed with the SEC on February 14, 2014 by Putnam Investments, LLC (“Putnam”). Putnam, in its capacity as a parent holding company, may be deemed to beneficially own 5,209,368 shares that are beneficially owned by its subsidiaries. Putnam has the sole power to vote or to direct the vote of 232,943 shares and the sole power to dispose or direct the disposition of 5,209,368 shares.
(5)	The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC on January 29, 2014 by Prudential Financial, Inc. (“Prudential”). Prudential, in its capacity as a parent holding company, may be deemed to beneficially own 4,121,786 shares that are beneficially owned by its subsidiaries as follows: Jennison Associates LLC (“Jennison”) (4,108,676 shares); Prudential Investment Management, Inc. (10,410 shares); and Quantitative Management Associates LLC (2,700 shares). Prudential has the sole power to vote or to direct the vote of 229,855 shares, the shared power to vote or to direct the vote of 3,891,931 shares, the sole power to dispose or direct the disposition of 229,855 shares, and the shared power to dispose or to direct the disposition of 3,891,931 shares. Because Prudential indirectly owns 100% of the equity interests of Jennison, Prudential may be deemed to have the power to exercise or direct the exercise of the voting and dispositive power that Jennison may be deemed to have with respect to the shares owned by the portfolio managed by Jennison. Jennison does not file jointly with Prudential; therefore, the shares reported on Jennison’s Schedule 13G may be included in the shares reported on Prudential’s Schedule 13G. See footnote 6 below.
(6)	The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 7, 2014 by Jennison. Jennison, in its capacity as an investment adviser, may be deemed to beneficially own 4,108,676 shares that are held of record by clients of Jennison. Jennison has the sole power to vote or direct the vote of all such shares, and the shared power to dispose or direct the disposition of all such shares. Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients. As a result of its role as an investment adviser, Jennison may be deemed to be the beneficial owner of the shares of common stock held by the portfolios it manages. Because Prudential indirectly owns 100% of the equity interests of Jennison, Prudential may be deemed to have the power to exercise or direct the exercise of the voting and/or dispositive power that Jennison may be deemed to have with respect to the shares owned by the portfolios managed by Jennison. Jennison does not file jointly with Prudential; therefore, the shares reported on Jennison’s Schedule 13G may be included in the shares reported on Prudential’s Schedule 13G. See footnote 5 above.
(7)	The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 11, 2014 by T. Rowe Price Associates, Inc. (“Price Associates”) and certain of its affiliates. These shares are owned by various individual and institutional investors. Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(8)	The foregoing information is based solely upon information contained in a Schedule 13G filed with the SEC on January 28, 2014 by JPMorgan Chase & Co. on behalf of itself and its wholly owned subsidiaries JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc., JPMorgan Asset Management (UK) Ltd., and JPMorgan Asset Management (Canada) Inc. (collectively, “JPMorgan”). JPMorgan has the sole power to vote or to direct the vote of 2,466,250 shares, and sole power to dispose or direct the disposition of 2,552,520 shares.

(9)	The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC on January 30, 2014 by Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Partners Asset Management Inc. (“Artisan Management”), Artisan Investment Corporation (the general partner of Artisan Holdings) (“Artisan Corp.”), Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC (the general partner of Artisan Partners) (“Artisan Investments”), ZFIC, Inc. (the sole stockholder of Artisan Corp.), Andrew A. Ziegler and Carlene M. Ziegler. Each of these persons and entities beneficially own the shares shown and have shared power to vote or direct the vote with respect to 1,965,169 shares and shared power to dispose or direct the disposition with respect to 2,299,335 shares. On March 24, 2014, Artisan Partners, Artisan Investments, Artisan Holdings, Artisan Management filed a Schedule 13G/A indicating that each entity beneficially owned 2,065,460 shares of the Company’s common stock, with shared power to vote or direct the vote with respect to 1,731,916 shares and shared power to dispose or direct the disposition with respect to 2,065,460 shares, or approximately 4.9% of the Company’s common stock.
(10)	Includes 701,314 shares of common stock held by the Gleeson Family Trust and 95,886 options to purchase shares of our common stock held by the Gleeson Family Trust, which are currently exercisable or exercisable within 60 days of March 1, 2014. Mr. Gleeson is a trustee of the Gleeson Family Trust and may be deemed to have beneficial ownership of these shares. The amount reported also includes 9,480 shares of our common stock held by Mr. Gleeson which are still subject to restriction within 60 days of March 1, 2014.
(11)	The amount reported includes 56,056 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2014, and 5,688 shares of common stock which are still subject to restriction within 60 days of March 1, 2014.
(12)	Includes 10,817 shares of common stock which are still subject to restriction within 60 days of March 1, 2014. Also includes 60,085 shares of our common stock held by Penashe Holdings Propriety Limited. Dr. Fox is an executive director of Penashe Holdings Propriety Limited and may be deemed to have beneficial ownership of these securities, to the extent of any indirect pecuniary interest in his distributive shares therein.
(13)	The amount reported includes 56,476 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2014, and 7,110 shares of common stock which are still subject to restriction within 60 days of March 1, 2014.
(14)	The amount reported includes 11,458 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2014.
(15)	Includes 315,941 shares of common stock held by the Massarany Family Trust and 227,105 options to purchase shares of our common stock held by the Massarany Family Trust, which are currently exercisable or exercisable within 60 days of March 1, 2014. Mr. Massarany is a trustee of the Massarany Family Trust and may be deemed to have beneficial ownership of these shares. The amount reported also includes 99,187 shares of our common stock held by Mr. Massarany which are still subject to restriction within 60 days of March 1, 2014.
(16)	The amount reported includes 30,000 shares of common stock held by the Slansky Family Trust. Mr. Slansky is a trustee of The Slansky Family Trust and may be deemed to have beneficial ownership of these securities, to the extent of any indirect pecuniary interest in his distributive shares therein. The amount reported also includes 43,052 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2014 and 17,097 shares of common stock which are still subject to restriction within 60 days of March 1, 2014.
(17)	The amount reported includes 78,458 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2014, and 38,819 shares of common stock which are still subject to restriction within 60 days of March 1, 2014.
(18)	The amount reported includes 63,387 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2014, and 32,736 shares of common stock which are still subject to restriction within 60 days of March 1, 2014.
(19)

The amount reported includes 155,921 shares of our common stock held by Jeff Hawkins, including 76,649 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2014 and 26,977 shares of common stock which are still subject to restriction within 60 days of March 1, 2014. The amount reported also includes 61,651 shares of our common stock held by the HI Charitable Remainder Uni Trust, 100,934 shares of our common stock held by The Jon Faiz Kayyem and Paige N. Gates Family Trust, dated April 1, 2000, 569,308 shares of our common stock held by IFIN LP, and

294,843 shares of our common stock held by Jon Faiz Kayyem, Ph.D. (which includes 204,482 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2014 and 27,750 shares of common stock which are still subject to restriction within 60 days of March 1, 2014). Dr. Kayyem is trustee of the HI Charitable Remainder Uni Trust, trustee of The Jon Faiz Kayyem and Paige N. Gates Family Trust, dated April 1, 2000, and President of In-Motion LLC, the general partner of IFIN LP. Dr. Kayyem may be deemed to have beneficial ownership of the shares held by these entities. The amount reported also includes 14,008 shares of our common stock held by Eric Stier, including 10,625 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2014.

EXECUTIVE OFFICERS

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers as of April 1, 2014.

Name	Age	Position
Hany Massarany	52	President and Chief Executive Officer
Richard B. Slansky	57	Chief Financial Officer
Jon Faiz Kayyem, Ph.D.	50	Founder and Senior Vice President, Research and Development
Ingo Chakravarty	46	Senior Vice President, International
Michael Gleeson	39	Senior Vice President, North American Commercial Operations
Jeffrey Hawkins	35	Senior Vice President, Global Marketing and Program Management
Eric Stier	38	Senior Vice President, General Counsel and Secretary
Jennifer Williams	40	Senior Vice President, Human Resources

Hany Massarany has served as President and Chief Executive Officer since May 2011. Mr. Massarany’s biography is contained in the section of this proxy statement entitled “Class II Directors Continuing in Office until the Company’s 2015 Annual Meeting of Stockholders.”

Richard B. Slansky has served as Chief Financial Officer of the Company since April 2012. Prior to joining the Company, Mr. Slansky served as Chief Financial Officer of Digirad Corporation, a publicly held specialty nuclear medical device company, from March 2009 to April 2012. Mr. Slansky previously served as President, Chief Financial Officer, Director, and Corporate Secretary of SpaceDev, Inc., a publicly held space technology and aerospace company. Mr. Slansky joined SpaceDev, Inc. in February 2003 as Chief Financial Officer and Corporate Secretary. In November 2004, Mr. Slansky was appointed as President and Director of SpaceDev, Inc. Mr. Slansky served as interim Chief Executive Officer, interim Chief Financial Officer, and Director for Quick Strike Resources, Inc., an IT training, services and consulting firm, from July 2002 to February 2003. From May 2000 to July 2002, Mr. Slansky served as Chief Financial Officer, Vice President of Finance, Administration and Operations, and Corporate Secretary for Path 1 Network Technologies Inc., a public company focused on merging broadcast and cable quality video transport with IP networks. Mr. Slansky earned a bachelor’s degree in economics and science from the University of Pennsylvania’s Wharton School of Business and a master’s degree in business administration in finance and accounting from the University of Arizona.

Jon Faiz Kayyem, Ph.D. has served as Senior Vice President, Research and Development since June 2013. Dr. Kayyem previously served as the Company’s Chief Scientific Officer from August 2010 to June 2013. Dr. Kayyem served as President and Chief Executive Officer of the Company from May 2010 to August 2010. From August 2009 to May 2010, Dr. Kayyem served as President and Chief Executive Officer of Osmetech plc and Chairman of the board of directors of Osmetech plc from January 2009 to August 2009. Dr. Kayyem attended Yale University and received a combined M.S. and B.S. in Molecular Biophysics and Biochemistry in 1985. Dr. Kayyem received his Ph.D. in Molecular Biology in 1991 from The California Institute of Technology (“Caltech”). Dr. Kayyem remained at Caltech as a Senior Research Fellow until 1995, when he founded Clinical Micro Sensors to commercialize technical innovations he developed while at Caltech. In 2000, Clinical Micro Sensors was sold to Motorola, Inc., and subsequently purchased by Osmetech plc in 2005. In 2004, Dr. Kayyem left Clinical Micro Sensors and co-founded the biotechnology fund management company, Efficacy Capital Limited, where he served as managing partner until September 2009.

Ingo Chakravarty has served as Senior Vice President, International of the Company since April 2013. Mr. Chakravarty previously served as Vice President & General Manager, Women’s Health at Gen-Probe Incorporated from March 2011 to September 2012. Prior to that, Mr. Chakravarty served as Head of Sales, Europe at Roche Diagnostics from May 2009 to January 2011. From November 1996 to April 2009, Mr. Chakravarty held various senior management positions at Ventana Medical Systems in the United States and Europe, including in international sales and marketing, strategy and lifecycle management, as well as product development. Mr. Chakravarty received an electrical engineering degree from Friedrich Haecker School in Germany.

Michael Gleeson has served as Senior Vice President, North American Commercial Operations since March 2014. Mr. Gleeson previously served as Senior Vice President, Sales of the Company from March 2012 to March 2014. Prior to that, he held the position of Vice President, U.S. Sales from November 2010 to March 2012. From May 2010 to November 2010, he served as National Sales Director for the Company and in the same capacity for Osmetech Technology, Inc., a wholly-owned subsidiary of Osmetech plc, since November 2009. Mr. Gleeson has 15 years of experience in Director and Senior Sales Executive roles with both public and privately held companies in the enterprise software and services sector. Before joining the Company, Mr. Gleeson served as Senior Account Executive with Sybase (an SAP company), an industry leader in delivering enterprise and mobile software to manage, analyze and mobilize information from February 2009 to November 2009 and as Director, Financial Services with GuardianEdge Technologies (acquired by Symantec) from February 2006 to November 2008. Mr. Gleeson also held positions with BEA Systems (acquired by Oracle) and Cap Gemini Ernst & Young where he had responsibility in global sales, ISV, OEM and channel sales. Mr. Gleeson holds a B.S. degree in Entrepreneurial Studies from Babson College in Massachusetts. Mr. Gleeson is the son of Christopher Gleeson, our Chairman of the Board.

Jeffrey Hawkins has served as Senior Vice President, Global Marketing and Program Management since March 2014. Mr. Hawkins previously served as Senior Vice President, Marketing and Business Development of the Company from November 2010 to March 2014. Prior to that, from May 2010 to November 2010 he held the position of Vice President of Business Development and in the same capacity for Osmetech Technology, Inc., a wholly-owned subsidiary of Osmetech plc, from March 2010 to May 2010 and as Vice President of Marketing from December 2009 to March 2010. From July 2008 until December 2009, Mr. Hawkins was Executive Director of Laboratory Marketing for Hologic, Inc., a developer, manufacturer and supplier of medical imaging systems and diagnostic and surgical products. From November 2006 until its acquisition by Hologic in June 2008, Mr. Hawkins served as Executive Director of Marketing of Third Wave Technologies Inc., a provider of DNA and RNA analysis products to clinical, research and agricultural customers. Prior to Third Wave, Mr. Hawkins held various positions of increasing responsibility in the areas of Marketing, Product Development and Operations for Sysmex America and Abbott Laboratories. Mr. Hawkins is currently a member of the board of directors of Ohmx Corporation, a bioelectronic detection company developing a monitoring device to be used in all point-of-care settings. Mr. Hawkins received a B.A. in Chemistry with honors from Concordia University and a master’s degree in business administration from Keller Graduate School of Management.

Eric Stier has served as Senior Vice President, General Counsel and Secretary of the Company since May 2013. Mr. Stier previously served as the Company’s Vice President, Legal Affairs from November 2012 to May 2013. Prior to joining the Company, Mr. Stier served as Assistant General Counsel of Gen-Probe Incorporated, a publicly traded molecular diagnostics company, from August 2007 through its acquisition by Hologic, Inc. in August 2012. Prior to joining Gen-Probe, Mr. Stier served as a Corporate Associate with the law firm of Latham & Watkins LLP, from September 2002 to August 2007, in the firm’s Los Angeles and San Diego offices. Mr. Stier received a B.A. in Behavioral Science and Law from the University of Wisconsin-Madison and a J.D. with honors from the University of Wisconsin Law School.

Jennifer Williams has served as Senior Vice President, Human Resources since March 2014. Ms. Williams previously served as Senior Vice President, Global Operations & Human Resources of the Company from November 2010 to March 2014. Prior to joining the Company, she held the position of Senior Human Resource Executive with Cerberus Operations and Advisory Company, a private equity firm, from February 2008 to May 2010, responsible for human resources oversight and transformation of global companies in the portfolio. From January 2005 to January 2008, she served as Vice President Human Resources at HD Supply, a wholesale distribution company serving the infrastructure, construction and maintenance markets, initially as part of The Home Depot organization and subsequently spun off in 2007. Previous to that, she led Talent Management for The Home Depot including organization design, succession planning, leadership programs and executive development. Ms. Williams began her career at Honeywell (formerly AlliedSignal) and held positions of increasing responsibility in Quality, Operations, Program Management and Organization Effectiveness. Ms. Williams holds a master’s degree in business administration from Case Western Reserve in Organizational Behavior and an undergraduate degree in Industrial and Operations Engineering from the University of Michigan. Ms.  Williams holds a certification in Organization Design and is a Six Sigma greenbelt.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the last fiscal year, except as set forth below, there has not been nor are there currently proposed any transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Employment

Michael Gleeson, the son of our Chairman of the Board, Christopher Gleeson, serves as our Senior Vice President, North American Commercial Operations. As of and for the year ended December 31, 2013, Michael Gleeson received total compensation from the Company of $785,803 as further described in the Summary Compensation Table below.

Alex Rucker, who is the brother of the Company’s Senior Vice President, Human Resources, Jennifer Williams, serves as the Company’s Process Engineer. As of and for the year ended December 31, 2013, Mr. Rucker received compensation of approximately $121,385. The compensation includes Mr. Rucker’s base salary, bonus and vested stock awards as well as the grant date valuation of new awards made in 2013.

Company Policy Regarding Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in the transaction. Our legal and finance departments are primarily responsible for the development and implementation of processes and controls to obtain information from directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. To identify related-person transactions in advance, the Company’s legal department relies on information supplied by its executive officers and directors in the form of questionnaires.

In March 2010, our Board adopted the GenMark Diagnostics, Inc. Related Party Transaction Policy and Procedures. Under this written policy, a “Related Party Transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) required to be disclosed pursuant to Item 404 of Regulation S-K, and a “Related Party” means a related person as defined in Item 404 of Regulation S-K.

Under the policy, our Audit Committee reviews the material facts of all Related Party Transactions and either approves or disapproves of the transaction, subject to certain exceptions noted below. In determining whether to approve or ratify a Related Party Transaction, the Committee will take into account, among other factors it deems appropriate, the material terms of the transaction, the nature of the Related Party’s interest in the transaction, the significance of the transaction to the Related Party and the nature of the Related Party’s relationship with the Company, the significance of the transaction to the Company, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in the best interests of the Company.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve or ratify (as applicable) any Related Party Transaction or modification to a Related Party Transaction in which the aggregate amount involved is expected to be less than $250,000. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new Related Party Transaction approved or ratified by the Chair in accordance with the policy must be provided to the Audit Committee for its review. If the Related Party Transaction is pending or ongoing, it must be submitted to the Chair of the Audit Committee promptly for ratification or, if appropriate, termination.

No director may participate in any discussion or approval of a Related Party Transaction as to which he or she (or as to which a family member) is a Related Party, except that the director must provide all material information concerning the Related Party Transaction to the Audit Committee.

If any executive officer of the Company becomes aware of a Related Party Transaction that the Audit Committee has not approved or ratified, he or she must promptly inform the Audit Committee. The Audit Committee will then consider all of the relevant facts and circumstances available, and if the Related Party Transaction is pending or ongoing, the Audit Committee may ratify, amend or terminate the transaction. If the Related Party Transaction has been completed, the Committee may ratify or rescind the transaction. In any case, the Audit Committee may direct one or more executive officers, the Company’s internal auditors, or the Company’s independent auditors to evaluate the Company’s internal controls and procedures to determine why the transaction was not submitted to the Committee for prior approval and to report whether any changes to the Company’s internal controls and procedures are recommended.

The Audit Committee has reviewed the types of Related Party Transactions described below and determined that each of the following Related Party Transactions shall be deemed to be pre-approved by the Audit Committee, even if the aggregate amount involved is expected to exceed $120,000:

•	any employment arrangement with, or compensation or benefit for, an executive officer of the Company if (i) the compensation is required to be reported in the Company’s proxy statement or would have been required to be reported if the executive officer had been a “named executive officer,” and (ii) the Company’s Compensation Committee approved such arrangement, compensation or benefit, or such arrangement, compensation or benefit is available to employees generally;

•	any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; and

•	any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during fiscal year 2013, such SEC filing requirements were satisfied, except that in May 2013 Mr. Stier was inadvertently one day late in filing his Form 3 upon initially becoming a Section 16 officer of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion and analysis of compensation arrangements of our named executive officers for 2013 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations and expectations regarding future compensation programs. Compensation policies that we adopt in the future may differ materially from policies summarized in this discussion.

The following individuals were our named executive officers for 2013:

•	Hany Massarany, our President and Chief Executive Officer;

•	Richard Slansky, our Chief Financial Officer;

•	Ingo Chakravarty, our Senior Vice President, International;

•	Jennifer Williams, our Senior Vice President, Human Resources; and

•	Michael Gleeson, our Senior Vice President, North American Commercial Operations.

Executive Summary

We recognize that our success is in large part dependent on our ability to attract, motivate, and retain talented executives. Accordingly, we strive to design and maintain an executive compensation program that incents strong performance, encourages teamwork and rapid progress, and closely aligns the interests of our executive officers and stockholders.

We believe the compensation awarded to our executive officers for 2013 clearly reflects these objectives, consistent with our overarching compensation philosophy of paying for performance. Specifically, our 2013 executive compensation actions and decisions were directly based on our executive officers’ ability to: (1) drive our continued growth, expand and diversify our customer base, and deliver strong financial results in an extremely competitive industry, even when faced with the bankruptcy of our former largest customer, Natural Molecular Testing Corporation (“NMTC”), and significant changes in Medicare reimbursement practices that adversely affected our other pharmacogenomics customers; and (2) make strong progress in the development of our NexGen instrument system, which we believe is key to supporting our expected future growth.

2013 Business Highlights

We experienced significant continued growth in 2013, despite the NMTC bankruptcy and ongoing Medicare reimbursement challenges, producing the following financial and operational results:

•	Revenue Grew Significantly. We recorded $27.4 million in total revenues for 2013, representing year-over-year growth of approximately 34%. Revenues from our base business, which excludes NMTC, grew from $8.8 million in 2012 to $19.2 million in 2013, representing approximately 120% year-over-year growth in our base business.

•	Gross Margin Remained Stable Despite NMTC’s Bankruptcy. Our gross margin was 42% in 2013 compared to 43% in 2012, despite the significant adverse impact to our operating results caused by the NMTC bankruptcy. Excluding a total of approximately $1.5 million of inventory and equipment write-offs specifically attributable to the NMTC bankruptcy, our gross margin increased from 42% in 2012 to 47% in 2013.[1]

•	Installed Analyzer Base Grew Significantly. We increased our installed base of XT-8 analyzers placed with our customers by 116 in 2013, from 297 at the end of 2012 to 413 at the end of 2013, an increase of 39%. Excluding 50 Company-owned analyzers we removed from NMTC’s facilities in late 2013, the majority of which were placed in 2012 and all of which have since been redeployed at other customer sites, we placed 166 net new analyzers during 2013.

•	Customer Base Grew and Continued to Diversify. We expanded and diversified our customer base in 2013 from 135 unique customers at the end of 2012 to 173 at the end of 2013, an increase of 28%. In addition, as of December 31, 2013, we did not have a single active customer which represented 10% or more of our revenue. We believe these key accomplishments enhance our long-term financial position by diversifying our customer base and demonstrate the strong adoption of our products by new customers based on the compelling value proposition delivered by our eSensor® technology.

•	Continued Progress on New Product Development. In 2013, we:

•	Achieved assay integration on the NexGen cartridge for one of our most complex assays, our respiratory viral panel;

•	Achieved assay integration on our NexGen cartridge of both our gram-positive and gram-negative Sepsis panels;

•	Displayed and allowed current and prospective customers to interact with an advanced prototype of our NexGen system at the 2013 Annual Meeting of the Association of Molecular Pathology (AMP), generating significant positive feedback; and

•	Released our research use-only HCV Genotyping Direct Test for use with our XT-8 instrument, which provides more comprehensive genotyping direct from blood and plasma samples with greater subtyping precision, which has also received very positive feedback.

•	Successful Launch of International Business Plan. During 2013, we developed and began implementing a comprehensive international business plan, which has involved establishing European distribution channels, incorporating our European legal entity, hiring European-based employees, and placing our XT-8 systems in several European key opinion leader sites.

2013 Executive Compensation Highlights

Consistent with our business results, the Compensation Committee of our Board of Directors, which oversees our executive compensation program, took the following actions with respect to the 2013 compensation of our named executive officers:

•	Base Salary. We maintained the base salaries of our CEO and CFO at their 2012 levels. Our other named executive officers who were serving in such positions at the time of our annual executive compensation review, Ms. Williams, our Senior Vice President, Human Resources, and Mr. Gleeson, our Senior Vice President, North American Commercial Operations, had their base salaries increased by 4.2% and 9.5%, respectively.

[1]	See Annex A to this Proxy Statement for a reconciliation of the differences between the non-GAAP presentations and the most directly comparable GAAP measures.

•	Annual Bonus Awards. Our annual bonus plan was designed to provide short-term incentive opportunities based on our actual performance as measured by multiple performance objectives linked to our annual operating plan, subject to the achievement of a threshold revenue target for the year. As a result of the NMTC bankruptcy, we did not achieve this threshold revenue target for 2013, so none of our named executive officers received a bonus pursuant to our annual bonus plan for 2013.

•	Long-Term Incentive Compensation. Consistent with our practice of providing long-term incentive compensation in the form of equity awards, in March 2013 we granted annual equity awards to our named executive officers in the form of options to purchase shares of our common stock and restricted stock unit awards with aggregate award values of approximately $1,090,000 in the case of our CEO and ranging from approximately $326,000 to approximately $473,000 in the case of our other named executive officers who were employed at the time.

Relevant 2014 Executive Compensation Actions

In addition to the foregoing, the Compensation Committee also took the following actions in early 2014 that are relevant to our executive compensation program for 2013:

•	Additional Equity Awards. Following its determination that our named executive officers would not receive bonuses pursuant to our 2013 annual bonus plan because we failed to achieve the threshold revenue target for the year, the Compensation Committee determined that, in view of their significant accomplishments in 2013 in an extremely competitive environment, including their ability to significantly grow our revenue and maintain our gross margin in spite of the NMTC bankruptcy, it was reasonable and appropriate to recognize and reward their efforts for the year. In making this determination, the Compensation Committee took into consideration the following achievements of our named executive officers:

•	their ability to significantly grow our business, increase our installed base of XT-8 analyzers, and diversify and strengthen our customer base;

•	their ability to successfully achieve a number of research and development milestones while, at the same time, completing the reorganization of the leadership of our research and development department;

•	their ability to make significant progress in developing our NexGen instrument system;

•	their ability to make significant progress in implementing our international business plan; and

•	their ability to deliver strong financial performance results for the year in a highly competitive industry.

Accordingly, the Compensation Committee approved equity awards in the form of restricted stock unit awards for our named executive officers with an award value of approximately $337,500 in the case of our CEO and ranging from approximately $61,000 to approximately $105,000 in the case of our other named executive officers, which represented approximately 75% of their respective target annual bonus opportunities for 2013. These restricted stock unit awards will vest in full on March 6, 2015, the first anniversary of the grant date.

•	Performance-Based Equity Awards Granted to CEO. In connection with our continued emphasis on pay for performance, we introduced performance-based restricted stock unit awards in early 2014. Specifically, half of our CEO’s annual equity award opportunity is completely at risk based on the regulatory clearance of various products within a defined timeline. If regulatory clearance is not obtained, or if regulatory clearance is obtained later than provided for in the award agreement, the shares associated with those milestones will be forfeited.

Pay-For-Performance Assessment

Our executive compensation philosophy, which is embodied in the design and operation of our short-term and long-term incentive compensation plans, ensures that a substantial portion of the compensation for our named executive officers is contingent on our ability to meet and exceed our annual and long-term financial objectives. Consequently, we believe that our executive compensation program creates commonality of interest between our named executive officers and stockholders for long-term value creation. Our commitment to this philosophy is demonstrated by the following:

•	A majority of target direct compensation is variable in nature and “at risk.” Our executive compensation program provides a majority of the target total direct compensation opportunities for our named executive officers in the form of an annual cash bonus opportunity and equity awards (specifically, stock options and restricted stock unit awards), each of which derives its value from our stock price performance and/or varies considerably based on our financial and operational performance. As shown in the charts below, more than 77% of our CEO’s target total compensation for 2013 was in the form of variable pay. In addition, when taking into account the lack of payments under our cash bonus plan for 2013, more than 75% of the compensation reported in the 2013 Summary Compensation Table for our CEO consisted of equity awards.

Fiscal 2013 CEO Pay Mix (assuming “Target” Cash Bonus)	Fiscal 2013 CEO Pay Mix (as reported in Summary Comp Table)

¡	Annual bonuses are performance-based and payable in cash or equity. Each year, our annual bonus plan uses multiple performance measures to create incentives for our named executive officers to achieve our specific annual financial and operational objectives for the year. In addition, for several years we have awarded and/or offered our named executive officers the opportunity to receive some or all of their annual cash bonus payments in the form of restricted stock or restricted stock unit awards, which further reinforces the alignment of their interests with those of our stockholders.

¡	Total shareholder return has been strong. As noted in the section “2013 Business Highlights” above, our management team has continued to execute across a range of key financial and nonfinancial areas. As a result of our accomplishments in these and other areas, our investors have experienced strong total shareholder returns. Even when taking into account the loss of our historically largest customer in connection with NMTC’s bankruptcy, our stock price appreciated by 47.7% during 2013 and has grown at an annualized rate of 48.1% over our past three fiscal years.

GenMark Diagnostics Stock Price

(Fiscal 2011 – 2013)

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with the Company’s short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2013:

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

•	Independent Compensation Committee Advisor. The Compensation Committee engaged its own compensation consultant to assist with its 2013 compensation review. This consultant performed no consulting or other services for the Company during 2013.

•	Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes.

•	Annual Compensation-Related Risk Review. The Compensation Committee conducts an annual assessment of our compensation-related risk profile, including our compensation policies and practices, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•	Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•	Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders;

•	No Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executive officers;

•	No Special Health or Welfare Benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees;

•	Limited Perquisites. We do not consider perquisites or other personal benefits to be a significant component of our executive compensation program. Accordingly, we provide only limited perquisites and other personal benefits to our executive officers, which are generally de minimis in value;

•	No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits or on any severance or change-in-control payments or benefits;

•	Stock Ownership Policy. We have adopted a stock ownership policy for our executive officers that requires them to maintain ownership of our common stock with a value equal to two or three times their annual base salary, depending on position;

•	Hedging Prohibited. We prohibit our employees from hedging any Company securities; and

•	Stock Option Repricing Prohibited. Our equity compensation plan prohibits the repricing of stock options and other equity awards without stockholder approval.

Consideration of 2013 Stockholder Vote on Executive Compensation

Following our 2011 Annual Meeting of Stockholders, our Board determined that we would hold a stockholder advisory vote on the compensation of our named executive officers, a so-called say-on-pay vote, every year.

Most recently, at our 2013 Annual Meeting of Stockholders, approximately 99.9% of the votes cast on the say-on-pay proposal approved our 2012 executive compensation program, policies and practices. We believe that our stockholders strongly supported the compensation arrangements established by the Compensation Committee for our named executive officers in 2012, at least in part due to its commitment to align pay with performance. The Compensation Committee will continue to consider our stockholders’ views when making future decisions regarding the structure and implementation of our executive compensation program.

Overview of Compensation Objectives

We recognize that our success is in large part dependent on our ability to attract and retain talented employees. We endeavor to create and maintain an executive compensation program based on performance, teamwork and rapid progress and to align the interests of our executive officers and stockholders. As such, we have designed our executive compensation program to achieve the following objectives:

•	attract and retain highly-talented, experienced executives in our industry;

•	motivate and reward executives whose knowledge, skills and performance contribute to our success, including our key financial, operational and strategic goals;

•	align compensation with our business and financial objectives and the short-term and long-term interests of our stockholders; and

•	offer total compensation that is competitive and fair.

To meet these objectives, the principal components of our 2013 executive compensation program consisted of base salary, annual bonus awards and long-term stock-based incentive awards. Each of the components has a role in meeting the objectives above. The mix of compensation components is designed to reward and provide incentives for both short-term and long-term performance. We intend to continue to set our compensation policies with the goal of achieving the compensation objectives identified above with the same overall components of compensation. Additionally, we believe that attracting and retaining high caliber executives and providing them with appropriate performance incentives are critical steps to help us achieve our corporate goals and build long-term value for our stockholders.

Roles of the Compensation Committee, Chief Executive Officer and Compensation Consultant

The Compensation Committee of our Board is responsible for the compensation programs for our executive officers and reports to the full Board on its decisions and other actions. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our executives, including our Chief Executive Officer.

Our Chief Executive Officer attends committee meetings and has been and will continue to be involved in the determination of compensation for our other executive officers. Typically, our Chief Executive Officer makes recommendations to the Compensation Committee regarding base salary and incentive-based compensation for our other executive officers based our financial and operational results and an assessment of each individual executive officer’s contribution toward these results. Our Chief Executive Officer does not make a recommendation as to any element of his own compensation and does not attend any deliberations of the Compensation Committee when his compensation is discussed.

As previously noted, a least annually the Compensation Committee conducts a review of our executive compensation program and the target total direct compensation opportunity and each individual compensation component for our named executive officers. In the course of its deliberations, the Compensation Committee reviews our CEO’s compensation recommendations (as described above) as well as several additional factors, including the competitive market analysis prepared by its compensation consultant (which it uses to enhance its understanding of the competitive market for executive talent and to assess competitive positioning), our financial and operational performance, each individual executive officer’s contributions to that performance, his or her individual performance for the past completed fiscal year and expected future contributions, his or her role and responsibilities, his or her tenure with the Company, his or her individual experience, skills, and expertise, the demand for such specific experience, skills, and expertise, his or her retention risk, internal equity, and the financial impact of our compensation decisions on key financial and other measures, such as our equity “burn rate.” The Compensation Committee does not weight these factors in any specific manner, and, given the range of factors considered, does not target any specific percentile level or percentile range for any individual compensation component or overall target total direct compensation opportunity.

The Compensation Committee has retained Compensia, a national compensation consulting firm that reports directly to the Compensation Committee, to assist the committee with reviewing and analyzing the key elements of our executive compensation program. As part of its engagement, Compensia has conducted interviews with members of senior management and the Compensation Committee to learn more about our business operations and strategy, key performance metrics and strategic goals, and the labor markets in which we compete. As part of its engagement, the Compensation Committee has directed Compensia to develop recommendations and metrics for consideration and potential approval by the Compensation Committee, including developing and updating as appropriate a peer group of companies which the Company uses to assess its compensation programs, policies and practices. The Compensation Committee has determined that Compensia’s engagement does not give rise to any conflicts of interest.

Competitive Positioning

An important step in structuring the compensation packages for newly hired executive officers, as well as gauging the competitiveness of the compensation packages for existing executive officers, is the identification and evaluation of compensation packages offered to similarly situated executive officers of a peer group of companies. In the third quarter of 2012, the Compensation Committee directed Compensia, as part of its engagement, to develop and regularly update as appropriate a comparative group of peer companies, as well as to perform analyses of competitive performance and compensation levels for that peer group. In November 2012, Compensia presented to the Compensation Committee, and the committee approved, the following peer group for purposes of assisting the Compensation Committee in assessing our executive compensation program for 2013:

ZELTIQ Aesthetics, Inc.	DURECT Corporation	Pacific Biosciences of California, Inc.	Immunomedics, Inc.

Opko Health, Inc.	Osiris Therapeutics, Inc.	Complete Genomics, Inc.	Sangamo BioSciences Inc.

Peregrine Pharmaceuticals, Inc.	Unilife Corporation	Exact Sciences Corporation	Nanosphere, Inc.

TearLab Corporation	BG Medicine, Inc.	Navidea Biopharmaceuticals, Inc.	MELA Sciences, Inc.

Medgenics, Inc.

This compensation peer group was developed by Compensia and approved by the Compensation Committee based on a number of characteristics, including the industry in which the companies operate and their respective revenues, market capitalization, and number of employees.

Elements of Compensation

For 2013, the principal components of our executive compensation program consisted of base salary, annual bonus awards, and long-term stock-based incentive compensation. In 2013, the long-term stock awards consisted of stock options and restricted stock units. Our executive officers are also eligible to participate in our health and welfare benefits plans, which are generally available to all of our employees and are further described below. Each component of compensation has a role in meeting the compensation objectives described above. The following summarizes our objectives for each of the principal components of executive compensation for 2013:

Base salaries:

•	Rewards individuals’ current contributions to the Company; and

•	Compensates individuals for their expected day-to-day performance.

Annual bonus awards:

•	Aligns executive compensation with annual corporate performance objectives;

•	Enables us to attract, retain and reward individuals who contribute to our success; and

•	Motivates individuals to enhance the value of our Company.

Long-term stock-based incentive awards:

•	Aligns individuals’ incentives with the long-term interests of our stockholders;

•	Rewards individuals for potential long-term contributions; and

•	Provides the potential for increased employee retention.

We emphasize incentive and equity compensation over fixed (base salary) compensation. As part of its evaluation of the compensation of our executive officers, the Compensation Committee reviews not only the individual elements of compensation, but also their target total direct compensation opportunity and the mix between fixed and variable compensation. We believe this approach has allowed us to attract and retain highly talented and experienced executive officers. In addition, we believe this approach rewards our executive officers when we achieve our corporate objectives as well as enables us to preserve working capital. If our corporate objectives are not achieved, a significant portion of the compensation for our executive officers is at risk. In this manner, our executive compensation program is directly aligned with the interests of our stockholders and is structured to reward overachievement of our corporate objectives.

Based on the Compensation Committee’s pay-for-performance philosophy and focus on linking executive compensation with long-term stockholder interests, in March 2013 the Compensation Committee approved a compensation strategy for our executive officers which generally sought to establish base salaries in the lower range of the Company’s compensation peer group, and incentive compensation and total equity award value in the higher range of the Company’s compensation peer group. In addition, the Compensation Committee approved a mix of equity awards for 2013 of approximately 50% stock options and 50% restricted stock units based on value.

Base Salaries

Base salary is the principal fixed component of our executive compensation program and is intended to reward individual contributions to the Company and compensate the executive for their expected day-to-day performance. The Compensation Committee’s overall strategy is to maintain base salary as a nominal portion of each executive officer’s target total direct compensation opportunity. The Compensation Committee initially establishes base salaries for our executive officers through arm’s-length negotiation at the time of hire and principally based on a total compensation package that considers prior base salary but generally seeks to set this compensation component in the lower range of the competitive market. The base salaries of our executive officers are then reviewed annually by the Compensation Committee, with significant input from our Chief Executive Officer for our other executive officers, to determine whether any adjustment is warranted.

In determining whether to adjust the base salaries of our named executive officers, the Compensation Committee considers the recommendations of our CEO, the competitive market analysis prepared by its compensation consultant, its desired market positioning for this compensation component, and the other factors described above.

In March 2013, after evaluating the foregoing the Compensation Committee decided to maintain the base salaries of our CEO and Mr. Slansky at their 2012 levels, while increasing Ms. Williams’ base salary by approximately 4.2% and Mr. Michael Gleeson’s base salary by approximately 9.5%. In reaching these decisions, the Compensation Committee noted that the base salaries of Messrs. Slansky and Gleeson and Ms. Williams were positioned at approximately the 25th percentile of the competitive market, while our CEO’s base salary, which was determined through arm’s-length negotiations at the time of hire (and has not been subsequently adjusted), was positioned between the 60th and 65th percentiles of the competitive market.

Mr. Chakravarty’s base salary was set as a result of arms-length negotiations at the time he joined the Company in April 2013.

Annual Bonus Awards

Our annual bonus awards are designed to align short-term incentive compensation with our annual performance. To support this objective, each year the Compensation Committee approves an annual bonus plan. Each of the Company’s executive officers is eligible to participate in the bonus plan. The bonus plan is designed to align each executive’s efforts with our key financial, operational and strategic goals by providing an opportunity for each executive officer to earn an annual cash or stock bonus with the award payments based on our success in achieving our annual corporate objectives and the executive’s success in achieving his or her individual performance objectives for that year.

The 2013 Bonus Plan

The Compensation Committee is responsible for establishing the target annual bonus opportunities for our executives under our annual bonus plan. Typically, the target annual bonus opportunity for each executive is expressed as a percentage of his or her annual base salary. For purposes of our 2013 annual bonus plan, the target annual bonus opportunity for our Chief Executive Officer was 100% of his annual base salary and the target annual bonus opportunity for each of our other named executive officers was 50% of their respective annual base salary, based in part to ensure internal pay equity among our executive officers.

Initially, bonus opportunities under our 2013 annual bonus plan were based on our actual performance as measured against pre-established revenue target levels. For purposes of our 2013 annual bonus plan, none of our executive officers would receive a bonus unless a pre-established threshold performance level for revenue was achieved for the year. Achievement of the threshold performance level would result in the release of 50% of the bonus pool for the year, achievement of the target performance level would result in the release of 100% of the bonus pool for the year, and achievement of at least the maximum performance level would result in the release of 150% of the bonus pool for the year. The threshold, target and maximum revenue levels for determining the size of the available bonus pool for our executive officers under our 2013 annual bonus plan were as follows:

Revenue Achievement	Bonus Pool Size
$28 Million	50%
$35 Million	100%
$40 Million	150%

Achievement between the designated threshold, target, and maximum revenue performance levels would result in pro-rated funding of the bonus pool for our executive officers on a linear basis.

If the bonus pool was funded and released based on the revenue achievement levels set forth above, the Compensation Committee would review three additional performance goals, consisting of specific commercial, product development and organizational excellence goals, to determine the actual bonus payments for our executive officers under our 2013 annual bonus plan. The commercial performance goals comprised 40% of the potential bonus opportunity and were based on specific metrics related to our gross margin and total analyzer placements during 2013. The product development performance goals comprised 40% of the potential bonus opportunity and were based on achievement of specific development milestones for our NexGen instrument system and the launch of our HCV Direct research use only (RUO) assay for use with our XT-8 instrument, in each case by specified dates. The organizational excellence goals comprised 10% of the potential bonus opportunity and were based on achievement of certain employee engagement, cultural development and compliance related initiatives. The final 10% of the potential bonus opportunity was based on an assessment of each executive officer’s individual performance during 2013. To assist the Compensation Committee, our Chief Executive Officer provides the committee with his assessment of each executive officer’s performance during the year and the relative achievement of each of the performance goals established by the committee for that year.

In 2013, the Company recorded $27.4 million in total revenues. As a result, threshold revenue performance for executive officers under the 2013 Bonus Plan was not achieved. Accordingly, our executive officers did not receive any bonus payments under the terms of our 2013 annual bonus plan.

Long-Term Incentive Compensation

In addition to annual bonus awards, we provide long-term incentive compensation in the form of equity awards to our executive officers. We believe that equity awards help further our compensation objectives by encouraging our executive officers to remain with us through at least the vesting period for these awards and providing them with an incentive to continue to focus on our long-term financial performance and increasing stockholder value, while conserving working capital and aligning stockholder objectives.

Generally, these equity awards have consisted of options to purchase shares of our common stock and/or restricted stock awards. In March 2013, the Compensation Committee determined that, commencing with the annual equity awards for 2013, we would grant restricted stock units instead of restricted stock awards. The Compensation Committee made this decision after assessing the advantages and disadvantages of each type of award, including administrative efficiencies and related tax characteristics.

Generally, our named executive officers receive an equity award in connection with their initial hire, following promotions, and on an annual basis. To assist the Compensation Committee, we have developed guidelines for initial and annual equity awards. The guidelines for initial awards are based on the executive officer’s position and the competitive market analysis prepared by the Compensation Committee’s compensation consultant, while the guidelines for annual awards are based on this competitive market analysis and the other factors described above.

When granting equity awards to a newly-hired executive officer, the Compensation Committee also consider the individual’s background and historical compensation levels in order to determine the value of the equity award to be granted to him or her.

Equity Grant Practices

In March 2013, the Compensation Committee approved a compensation strategy for our executive officers which targeted the total value of equity awards in the higher range of our compensation peer group. In addition, the Compensation Committee determined that this value would be delivered half in stock options and half in restricted stock units based on value. The actual value of equity awards granted to an executive may vary based on share availability under the 2010 Plan, individual performance, tenure with the Company or extraordinary achievements.

Consistent with our practice of providing long-term incentive compensation in the form of equity awards, in March 2013 we granted annual equity awards to our named executive officers in the form of options to purchase shares of our common stock and restricted stock unit awards with aggregate award values of approximately $1,090,000 in the case of our CEO and ranging from approximately $326,000 to approximately $473,000 in the case of our other named executive officers who were employed at the time.

In May 2013, the Compensation Committee granted Mr. Chakravarty options to purchase 40,000 shares of our common stock and 25,000 restricted stock units in connection with his initial employment by the Company in April 2013. The foregoing equity awards were granted as a result of arms’ length negotiation at the time of Mr. Chakravarty’s initial employment by the Company.

In May 2013, the Compensation Committee granted Mr. Slansky an additional 15,000 restricted stock units in recognition of his performance, including his oversight of the remediation of the Company’s material weakness over financial reporting as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Following its determination that our named executive officers would not receive bonuses pursuant to our 2013 annual bonus plan because we failed to achieve the threshold revenue target for the year, the Compensation Committee determined that, in view of their significant accomplishments in 2013 in an extremely competitive environment, including their ability to significantly grow our revenue and maintain our gross margin in spite of the NMTC bankruptcy, it was reasonable and appropriate to recognize and reward their efforts for the year. In making this determination, the Compensation Committee took into consideration the following achievements of our named executive officers:

•	their ability to significantly grow our business, increase our installed base of XT-8 analyzers, and diversify and strengthen our customer base;

•	their ability to successfully achieve a number of research and development milestones while, at the same time, completing the reorganization of the leadership of our research and development department;

•	their ability to make significant progress in developing our NexGen instrument system;

•	their ability to make significant progress in implementing our international business plan; and

•	their ability to deliver strong financial performance results for the year in a highly competitive industry.

Accordingly, the Compensation Committee approved equity awards in the form of restricted stock unit awards for our named executive officers with an award value of approximately $337,500 in the case of our CEO and ranging from approximately $61,000 to approximately $105,000 in the case of our other named executive officers, which represented approximately 75% of their respective target annual bonus opportunities for 2013. These restricted stock unit awards will vest in full on March 6, 2015, the first anniversary of the grant date. These awards granted to our named executive officers in March 2014 are reflected in each individual’s 2013 compensation under the “Stock Awards” column in the Summary Compensation Table below.

Other Benefits

In order to attract, retain, and pay market levels of compensation, we also provide our executive officers with the following benefits:

•	Health Insurance. We provide each of our executive officers and their spouses, qualifying domestic partners and children the same health, dental, and vision insurance coverage that we make available to our other eligible employees.

•	Life and Disability Insurance. We provide each of our executives with the same disability and life insurance as we make available to our other eligible employees.

•	Retirement Benefits. Our executive officers and other eligible employees are eligible to participate in our 401(k) defined contribution plan. We do not currently make matching contributions to participants in the 401(k) plan, however, we have previously made matching contributions and we may choose to do so again in the future. We do not provide pension arrangements or post-retirement health coverage for our executives or employees.

•	Employee Stock Purchase Plan. In May 2013, our stockholders approved our 2013 Employee Stock Purchase Plan (the “ESPP”), which allows all participants to acquire our common stock at a discount price. The ESPP has a six-month look-back and allows participants to buy our stock at a 15% discount to the lower of the market price on the first or last day of the applicable six-month offering period with up to 10% of the participant’s base salary or a maximum of $25,000 annually. During 2013, each of our named executive officers purchased shares of our common stock under the ESPP.

•	Perquisites and other Personal Benefits. We limit the perquisites and other personal benefits that we make available to our executive officers. Our executive officers are entitled to relocation expenses on their initial hire and other benefits with de minimis value that are not otherwise available to all of our employees.

Employment Agreements

We have entered into a written employment agreement with Mr. Massarany, our CEO. We also have extended written employment offer letters to our other named executive officers, including Mr. Slansky, our Chief Financial Officer. We believe that these employment arrangements were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

In filling our executive positions, our Board of Directors or the Compensation Committee, as applicable, was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing industry. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly-competitive labor market. At the same time, our Board of Directors or the Compensation Committee, as applicable, was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

Each of these employment arrangements provides for “at will” employment and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity, and a recommendation for an equity award in the form of an option to purchase shares of our common stock and/or a restricted stock award.

For a detailed description of the employment arrangements with our named executive officers, see “Employment Agreements” below.

Post-Employment Compensation Arrangements

Our employment arrangements with our Chief Executive Officer and Chief Financial Officer provide them with the opportunity to receive various payments and benefits in the event of an involuntary termination of employment under certain specified circumstances, including an involuntary termination of employment in connection with a change in control of the Company. In the event of a change in control of the Company, all outstanding equity awards held by our executive officers will automatically become fully vested, exercisable or payable, as applicable.

We provide these arrangements to encourage our executive officers to work at a dynamic and rapidly growing business where their long-term compensation largely depends on future stock price appreciation. Specifically, the arrangements are intended to mitigate a potential disincentive for our executive officers when they are evaluating a potential acquisition of the Company, particularly when the services of the executive officers may not be required by the acquiring entity. In such a situation, we believe that these arrangements are necessary to encourage retention of the executive officers through the conclusion of the transaction, and to ensure a smooth management transition. These arrangements have been drafted to provide each of our executive officers, including our named executive officers, with treatment that is competitive with current market practices.

For a detailed description of the post-employment compensation arrangements of our named executive officers, see “Potential Payments Upon Termination or Change of Control” below.

Other Compensation Policies

Hedging Policy

We have adopted a securities trading policy that prohibits directors and executive officers from engaging in hedging and other inherently speculative transactions with respect to our stock. The equity awards granted to our executive officers and other senior employees are designed to tie the value of these awards to long-term stockholder value. Our Compensation Committee believes that it is essential that executive officers and directors be prevented from using hedging and derivative transactions to undermine or circumvent these arrangements. As a result, we maintain a securities trading policy that prohibits these individuals from engaging in short sales, transactions in put or call options, hedging transactions, or any other inherently speculative transaction with respect to our stock.

Stock Ownership Policy

We recently adopted a stock ownership policy for executive officers that, subject to a phase-in period, requires these individuals to maintain ownership of our stock equal to two or three times their annual base salary, depending on position.

Tax and Accounting Considerations

To the extent possible, we attempt to provide compensation that is structured to maximize favorable accounting, tax and similar benefits for the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s tax deductibility of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. Qualifying performance-based compensation will not be subject to this deduction limit if certain requirements are met. The Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) in designing our compensation programs and arrangements. While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of our stockholders. As a result, the Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of our stockholders.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.

ASC Topic 718 requires us to recognize in our consolidated statement of operations all share-based payments to employees, including grants of options to purchase shares of our common stock and restricted stock and restricted stock unit awards for shares of our common stock, based on their fair values. ASC Topic 718 also requires us to recognize the compensation cost of these share-based payment awards in our income statements over the period that an award recipient is required to render service in exchange for the option or other award (which, generally, will correspond to the award’s vesting schedule).

2013 Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered by our named executive officers for the fiscal years ended December 31, 2013, 2012 and 2011. The compensation described in this table does not include medical insurance or other benefits which are available generally to all of our salaried employees.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total
Hany Massarany	2013	450,000	—	882,000	545,160	—	430	1,877,590
President, Chief Executive Officer and Director	2012	450,000	—	670,796	—	228,375	430	1,349,601
	2011	335,769	215,330	698,119	697,622	—	81,466	2,028,306

Richard Slansky	2013	280,000	—	268,355	162,840	—	774	711,969
Chief Financial Officer	2012	183,077	—	179,326	195,242	48,087	451	606,183

Ingo Chakravarty(6)	2013	154,808	—	429,689	382,800	—	187	967,484
Senior Vice President., International

Jennifer Williams	2013	248,077	—	333,331	233,640	—	201	815,249
Senior Vice President., Human Resources	2012	236,943	—	277,996	—	59,463	187	574,589
	2011	225,000	97,031	102,292	—	—	—	424,323

Michael Gleeson	2013	226,154	—	325,828	233,640	—	181	785,803
Senior Vice President, North American Commercial Operations	2012	203,885	—	251,344	—	51,925	168	507,322

(1)	Amounts reported under the “Bonus” column in 2011 reflect cash bonus amounts paid in 2012 for services rendered in 2011 and/or the grant date valuation of a portion of annual bonuses for services rendered in 2011 which were paid in the form of restricted stock granted in 2012.
(2)	Amounts reported reflect the grant date valuation of the awards computed in accordance with ASC Topic 718. For more information, see Note 5 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 11, 2014.
(3)	The amounts reported for 2013 for all named executive officers reflect the grant date fair value of (a) annual restricted stock units granted in March 2013, and (b) restricted stock units granted in March 2014 in respect of the 2013 performance period, in each case as described in further detail under the heading “Equity Grant Practices” above. The amounts reported for 2012 for all named executive officers reflect the grant date fair value of (a) annual restricted stock awards granted in February 2012, and (b) with respect to Mr. Massarany, Mr. Slansky, Ms. Williams and Mr. Gleeson, restricted stock units awarded in March 2013 in lieu of receiving 50% of their respective 2012 cash awards under our 2012 annual bonus plan pursuant to each individual’s election. Amounts reported for 2011 exclude restricted stock grants to named executive officers granted in lieu of 2011 annual bonuses which are reflected in the “Bonus” column for 2011.
(4)	Amounts reported for 2012 reflect cash bonus amounts paid under the terms of our 2012 annual bonus plan in March 2013. As noted above, Mr. Massarany, Mr. Slansky, Ms. Williams and Mr. Gleeson each elected to receive 50% of their 2012 awards in the form of restricted stock units. In addition, amounts reported for Mr. Slansky reflect a pro rata portion of his 2012 award based on his employment commencement in April 2012.

(5)	Amounts included in the “All Other Compensation” column are as follows:

Named Executive Officer	Year	Life Insurance Benefits ($)	Housing Allowance and/or Relocation Benefits ($)	Total ($)
Hany Massarany	2013	430	—	430
	2012	430	—	430
	2011	—	81,466	81,466

Richard Slansky	2013	774	—	774
	2012	451	—	451

Ingo Chakravarty	2013	187	—	187

Jennifer Williams	2013	201	—	201
	2012	—	—	187
	2011	—	—	—

Michael Gleeson	2013	181	—	181
	2012	168	—	168

(6)	Mr. Chakravarty joined the Company as our Senior Vice President, International in April 2013.

2013 Grant of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Hany Massarany		225,000	450,000	675,000
	3/6/13				81,457			887,067
	3/6/13					77,000	10.89	545,160

Richard Slansky		70,000	140,000	210,000
	3/6/13				21,624			235,485
	3/6/13					23,000	10.89	162,840
	5/6/13				15,000			220,950

Ingo Chakravarty		40,825	81,650	122,475
	5/6/13				25,000			368,250
	5/6/13					40,000	14.73	382,800

Jennifer Williams		62,500	125,000	187,500
	3/6/13				30,190			328,769
	3/6/13					33,000	10.89	233,640

Michael Gleeson		57,500	115,000	172,500
	3/6/13				29,152			317,465
	3/6/13					33,000	10.89	233,640

(1)	Amounts reported represent the threshold, target and maximum cash bonus amounts that could have been earned under our 2013 annual bonus plan. The amounts reported for Mr. Chakravarty are pro-rated based on his employment commencement date in April 2013. As described under the heading “Annual Bonus Awards” above, no cash compensation was paid to our named executive officers under our 2013 annual bonus plan.
(2)	Amounts reported in March 2013 reflect (a) annual grants of restricted stock units made under the 2010 Plan and (b) restricted stock units awarded in March 2013 in lieu of a portion of each individual’s respective cash awards under our 2012 annual bonus plan. Amounts reported in May 2013 reflect restricted stock units granted to (a) Mr. Chakravarty in connection with his commencement of employment with the Company in April 2013, and (b) Mr. Slansky in recognition of his performance, including his oversight of the remediation of the Company’s material weakness over financial reporting as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Restricted stock units granted in lieu of receiving a portion of cash awards under our 2012 annual bonus plan vest 100% on the second anniversary of the grant date. All annual restricted stock unit awards vest 25% on the first anniversary of the grant date and in equal quarterly installments thereafter over the following three years. For additional information regarding these awards, see the “Outstanding Equity Awards at December 31, 2013 Table” below.
(3)	Amounts reported reflect annual grants of stock options under the 2010 Plan to all named executive officers other than Mr. Chakravarty. The amount reported for Mr. Chakravarty represents a grant of stock options in connection with Mr. Chakravarty’s commencement of employment in April 2013. All stock options vest and become exercisable on a four-year vesting schedule, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and remaining shares subject to the option vesting in equal monthly installments over the following three years.
(4)	Amounts represent the grant date valuation of the awards computed in accordance with ASC Topic 718. For more information, see Note 5 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 11, 2014.

Outstanding Equity Awards at December 31, 2013 Table

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2013.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units that have not Vested		Market Value of Shares or Units that have not Vested (1)
Hany Massarany	4/5/11	183,333	91,667	$3.95	4/5/21	(2)	—		—
	4/5/11	—	—	—	—		66,279	(3)	$880,848
	2/29/12	—	—	—	—		31,207	(4)	$414,741
	2/29/12	—	—	—	—		61,875	(3)	$822,319
	3/6/13	—	77,000	$10.89	3/6/23	(2)	—		—
	3/6/13	—	—	—	—		31,457	(4)	$418,064
	3/6/13	—	—	—	—		50,000	(3)	$664,500

Richard Slansky	5/4/12	30,419	46,430	$4.73	5/4/22	(2)	—		—
	5/30/12	—	—	—	—		18,997	(3)	$252,470
	3/6/13	—	—	—	—		6,624	(4)	$88,033
	3/6/13	—	—	—	—		15,000	(3)	$199,350
	3/6/13	—	23,000	$10.89	3/6/23	(2)	—		—
	5/6/13	—	—	—	—		15,000	(3)	$199,350

Ingo Chakravarty	5/6/13	—	40,000	$14.73	5/3/23	(2)	—		—
	5/6/13	—	—	—	—		25,000	(3)	332,250

Jennifer Williams	5/28/10	63,604	7,396	$6.00	5/28/20	(2)	—		—
	11/3/10	—	—	—	—		4,469	(5)	$59,393
	3/1/11	—	—	—	—		7,469	(3)	$99,263
	2/29/12	—	—	—	—		33,750	(3)	$448,538
	2/29/12	—	—	—	—		14,063	(4)	$186,897
	3/6/13	—	33,000	$10.89	3/6/23	(2)	—		—
	3/6/13	—	—	—	—		8,190	(4)	$108,845
	3/6/13	—	—	—	—		22,000	(3)	$292,380

Michael Gleeson	2/23/09	56,816	—	$6.49	2/23/19	(2)	—		—
	11/3/10	—	—	—	—		1,511	(5)	$20,081
	3/1/11	—	—	—	—		5,344	(3)	$71,022
	2/29/12	—	—	—	—		30,937	(3)	$411,153
	2/29/12	—	—	—	—		11,250	(4)	$149,513
	3/6/13	—	33,000	$10.89	3/6/23	(2)	—		—
	3/6/13	—	—	—	—		7,152	(4)	$95,050
	3/6/13	—	—	—	—		22,000	(3)	$292,380

(1)	The market value was determined by multiplying the number of stock awards by the closing price of our common stock on NASDAQ on December 31, 2013 of $13.29.
(2)	Represents stock options that vest 25% on the first anniversary of the grant date, with the remaining shares vesting in equal monthly installments thereafter over the following three years. All option grants have a term of ten years.

(3)	Represents restricted stock awards or units that vest 25% on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, contingent upon continued service to the Company.
(4)	Represents restricted stock awards or units which vest 100% on the second anniversary of the grant date.
(5)	Represents restricted stock that vests 25% on the first anniversary of the grant date, with the remaining shares vesting in 36 equal monthly installments thereafter, contingent upon continued service to the Company.

2013 Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Hany Massarany	—	—	92,309	$1,046,996
Richard Slansky	—	—	11,398	$153,457
Ingo Chakravarty	—	—	—	—
Jennifer Williams	—	—	37,100	$428,813
Michael Gleeson	—	—	29,986	$345,217

(1)	The value realized on vesting is determined by multiplying (x) the number of shares that vested during 2013, times (y) the closing price of our common stock on NASDAQ on the applicable vesting date.

Potential Payments Upon Termination or Change of Control

Post-termination benefits for our named executive officers are established pursuant to the terms of their individual employment agreements and equity awards. In the event of a change in control of the Company, all outstanding equity awards held by our executive officers will automatically become fully vested, exercisable or payable, as applicable. The following table sets forth the amounts payable to each of our named executive officers based on an assumed termination as of December 31, 2013 based upon certain designated events.

Name	Value if Involuntarily Terminated Without Cause		Value if Voluntarily Terminated by Executive for Good Reason		Value if Terminated Due to Death or Disability		Value if Involuntarily Terminated following a Change in Control

Hany Massarany	$4,919,816	(1)	$4,919,816	(1)	$4,691,441	(2)	$5,598,191	(3)

Richard Slansky	$140,000	(4)	$280,000	(5)	—		$1,471,844	(6)

Ingo Chakravarty	—		—		—		$332,250	(7)

Jennifer Williams	—		—		—		$1,328,433	(7)

Michael Gleeson	—		—		—		$1,118,398	(7)

(1)	The amount reported reflects (a) a severance payment equal to Mr. Massarany’s base salary at the time of termination ($450,000), plus the last annual bonus paid to Mr. Massarany ($228,375), and (b) the value attributable to the immediate acceleration of unvested restricted stock awards, restricted stock units and stock options upon such termination event based on the closing price of our common stock on NASDAQ on December 31, 2013 of $13.29 per share ($4,241,441), in each in accordance with the terms of Mr. Massarany’s employment agreement.
(2)	The amount reported reflects a prorated portion of Mr. Massarany’s annual bonus payable in accordance with our 2013 annual bonus plan (or $450,000, assuming a qualifying termination event on December 31, 2013), and the value attributable to the immediate acceleration of unvested restricted stock awards, restricted stock units and stock options upon such termination event based on the closing price of our common stock on NASDAQ on December 31, 2013 of $13.29 per share ($4,241,441), in each in accordance with the terms of Mr. Massarany’s employment agreement.

(3)	The amount reported reflects: (a) a severance payment equal to ($1,356,750), representing the product of two multiplied by (i) Mr. Massarany’s base salary at the time of termination ($450,000), plus (ii) the last annual bonus paid to Mr. Massarany ($228,375); and (b) the value attributable to the immediate acceleration of unvested restricted stock awards, restricted stock units and stock options upon such termination event based on the closing price of our common stock on NASDAQ on December 31, 2013 of $13.29 per share ($4,241,441), in each in accordance with the terms of Mr. Massarany’s employment agreement.
(4)	Mr. Slansky would be entitled to six months’ base salary if his employment is terminated without cause.
(5)	The amount reported reflects amounts due if Mr. Slansky’s responsibilities as Chief Financial Officer are materially reduced.
(6)	The amount reported reflects a severance payment equal to twelve (12) months’ base salary ($280,000) plus the value attributable to the immediate acceleration of unvested restricted stock awards, restricted stock units and stock options upon such termination event based on the closing price of our common stock on NASDAQ on December 31, 2013 of $13.29 per share ($1,191,844).
(7)	Amounts reported reflect the value attributable to the immediate acceleration of unvested restricted stock awards, restricted stock units and stock options upon a change of control event based on the closing price of our common stock on NASDAQ on December 31, 2013 of $13.29 per share.

Employment Agreements

Hany Massarany

On April 5, 2011, we entered into an employment agreement with Hany Massarany, pursuant to which Mr. Massarany was appointed as our President and Chief Executive Officer, effective May 1, 2011.

Pursuant to the terms of his employment agreement, Mr. Massarany’s annual base salary is $450,000, less applicable withholdings, which amount shall be reviewed at least annually for increases by our Board based on performance. Mr. Massarany’s target annual bonus opportunity for 2013 and subsequent years is equal to 100% of his base salary. Mr. Massarany may earn up to 150% of his target annual bonus opportunity based on the achievement of certain milestones and objectives established by the Compensation Committee.

In connection with entering into the employment agreement, Mr. Massarany was awarded 275,000 stock options at an exercise price equal to the fair market value on the date of the grant and 176,739 restricted shares of common stock, in each case pursuant to the terms of the 2010 Plan. The options vest over four years, with 25% of the options vesting on April 5, 2012, and 75% of the options vesting in equal monthly installments thereafter over the following three years, subject to acceleration upon a change of control of the Company. The shares of restricted stock will vest over four years, with the shares vesting in equal quarterly installments beginning on July 5, 2011, subject to acceleration upon a change of control of the Company. In the event of a change of control transaction in which our stockholders receive cash consideration, all of Mr. Massarany’s stock options shall be exchanged for (i) a cash payment equal to the number of shares subject to the options multiplied by (ii) the excess of the fair market value of each share over the exercise price.

Subject to the following paragraph, in the event Mr. Massarany is terminated without cause (as defined below) or Mr. Massarany terminates his employment for good reason (as defined below), Mr. Massarany will be entitled to receive (i) any accrued benefits during his time of service, (ii) a severance payment equal to his base salary at the time of termination, plus the last annual bonus paid to Mr. Massarany, (iii) immediate acceleration of the vesting of his outstanding equity awards, and (iv) during the one year period following his termination of employment, reimbursement for any payments made to continue his healthcare coverage, subject to certain limitations. Payment of the foregoing benefits is conditioned upon Mr. Massarany’s compliance with the surviving terms of his employment agreement, his execution of a specified general release of claims, and his cooperation with pending litigation during a one-year period following his termination.

If Mr. Massarany’s employment is terminated without cause or Mr. Massarany terminates his employment for good reason within six month preceding or 24 months following a change in control of the Company (as defined in the 2010 Plan), then, in lieu of the benefits described above, Mr. Massarany will be entitled to receive (i) any accrued benefits during his time of service, (ii) a severance payment equal to the product of two multiplied by (a) his base salary at the time of termination, plus (b) the last annual bonus paid to Mr. Massarany, (iii) immediate acceleration of the vesting of his outstanding equity awards, and (iv) during the two year period following his termination of employment, reimbursement for any payments made to continue his healthcare coverage, subject to certain limitations.

In the event Mr. Massarany’s employment is terminated for cause, except with respect to any obligations which accrued during his time of service, all other obligations under his employment agreement will automatically become terminated. In addition, in the event of Mr. Massarany’s death or disability, he will become entitled to receive (i) any accrued benefits during his time of service, (ii) a prorated portion of his annual bonus payable in accordance with our then-current bonus plan, and (iii) immediate acceleration of the vesting of his outstanding equity awards.

For the purposes of Mr. Massarany’s employment agreement “cause” means:

•	any act or omission that constitutes a material breach by Mr. Massarany of any of his material obligations under the agreement or his Employee Innovations and Proprietary Rights Agreement with the Company, after a written demand for substantial performance is delivered to Mr. Massarany by the Board that specifically identifies the manner in which the Board believes that Mr. Massarany has materially breached his obligations under the agreement and Mr. Massarany’s failure to cure such alleged breach not later than 30 days following his receipt of such notice;

•	Mr. Massarany’s conviction of, or plea of nolo contendere to, any felony;

•	Mr. Massarany’s ongoing willful refusal to follow the proper and lawful directions of the Board after a written demand for substantial performance is delivered to him by the Board that specifically identifies the manner in which the Board believes that Mr. Massarany has refused to follow its instructions and Mr. Massarany’s failure to cure such refusal not later than 30 days following his receipt of such notice; or

•	any acts or omissions constituting willful misconduct by Mr. Massarany (including any violation of federal securities laws) which is materially and demonstrably injurious to the financial condition or business reputation of the Company and its subsidiaries, taken as a whole.

For the purposes of Mr. Massarany’s employment agreement, “good reason” means termination of Mr. Massarany’s employment because of the occurrence of any of the following events, without Mr. Massarany’s prior written consent:

•	a material breach of Mr. Massarany’s employment agreement by the Company (including, but not limited to, a removal of Mr. Massarany from the office of Chief Executive Officer for a reason other than cause or his disability);

•	Mr. Massarany’s failure to be elected or re-elected to the Board;

•	a material diminution in Mr. Massarany’s then authority, duties or responsibilities;

•	a reduction by the Company in Mr. Massarany’s base salary or target bonus amount; or

•	relocation of Mr. Massarany’s base office to an office that is more than 30 highway miles from Mr. Massarany’s base office prior to such relocation.

In addition, in connection with Mr. Massarany’s termination of employment in connection with a change in control of the Company (as defined in the 2010 Plan), the term “good reason” also includes (a) the Company’s failure to obtain a satisfactory agreement from any successor to assume and agree to perform Mr. Massarany’s employment agreement and (b) upon or within 24 months following a change in control, either (i) Mr. Massarany is not the chief executive officer of the publicly traded entity resulting from such change in control or of the publicly traded parent of such entity, in either case reporting directly to the board of directors of such publicly traded entity or its publicly traded parent, or (ii) there is no publicly traded entity resulting from such change in control and no publicly traded parent of such entity.

The terms of Mr. Massarany’s employment agreement were established through arms-length negotiation at the time of his hire, and reflect the terms the Compensation Committee believed were necessary and appropriate to secure his services as our Chief Executive Officer given his significant industry knowledge and experience. In addition, the Company has provided Mr. Massarany with greater compensation and benefits (including post-employment compensation) than that provided to the Company’s other executive officers to reflect his level of responsibility and the increased risk faced by Mr. Massarany as the Company’s President and Chief Executive Officer. The Compensation Committee believes that Mr. Massarany’s competitive compensation package is critical in motivating and retaining him as a highly valued chief executive officer.

Richard Slansky

On March 23, 2012, we entered into an employment offer letter with Mr. Slansky appointing him as our Chief Financial Officer, effective April 23, 2012. Pursuant to his employment offer letter, Mr. Slansky will be paid an annual base salary of $280,000 and will be eligible to receive an annual bonus of up to 50% of his base salary pursuant to the Company’s annual bonus plan. In addition, in May 2012 Mr. Slansky was granted 30,395 shares of restricted stock and options to acquire 76,849 shares of our common stock. The stock options were granted at an exercise price per share equal to the fair market value per share of our common stock on the grant date, with 25% of the shares subject to the option vesting on May 4, 2013 and the remaining shares subject to the option vesting in 36 monthly installments thereafter. Mr. Slansky’s restricted stock vests 25% on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter.

Mr. Slansky’s employment offer letter provides that, in the event his employment is terminated by the Company without cause, Mr. Slansky will be entitled to receive a severance payment equal to six months’ base salary and six months’ health care and benefits coverage. In the event (i) Mr. Slansky’s duties or responsibilities as Chief Financial Officer are materially reduced, (ii) his employment is terminated by the Company without cause within the twelve months following the appointment of a new Chief Executive Officer or (iii) his employment is terminated without cause within the six months preceding or twelve months following a change of control, Mr. Slansky will be entitled to receive a severance payment equal to twelve months’ base salary and twelve months’ health care and benefits coverage.

The terms of Mr. Slansky’s employment offer letter were established through arms-length negotiation at the time of his hire, and reflect the terms the Compensation Committee believed were necessary and appropriate to secure his services as our Chief Financial Officer given his significant industry knowledge and experience. In addition, the Company has provided Mr. Slansky with greater compensation and benefits (including post-employment compensation) than that provided to the Company’s other executive officers to reflect his level of responsibility and the increased risk faced by Mr. Slansky as the Company’s Chief Financial Officer.

Risk Considerations

Our Compensation Committee considers, in establishing and reviewing our overall executive compensation program, whether the program encourages taking unnecessary or excessive risks. During the first quarter of 2014, management, with the input of our human resources and legal departments, reviewed our compensation practices and policies to identify whether they believed these practices and policies created excessive or unnecessary risks. These findings were presented to the Compensation Committee and the Board for consideration. After consideration of the information presented, the Compensation Committee and the Board concluded that our overall executive compensation program does not encourage unnecessary or excessive risk taking. In reaching its determination, the Board noted that our compensation policies and practices are structured to address company-wide risk, and the combination of base salary, annual incentive bonuses and stock-based incentive awards with multi-year vesting periods is balanced and serves to motivate our employees to accomplish our business plan without creating risks that are reasonably likely to have a material adverse effect on our Company.

DIRECTOR COMPENSATION

Our annual director compensation cycle runs from July 1 of a particular calendar year through June 30 of the following calendar year. Our non-employee directors receive a retainer for their services as members of the Board. Historically, we have also paid a separate, additional retainer to our Chairman of the Board and the Chair of our Audit Committee. In May 2013, our Board adjusted the retainers paid to our non-employee directors, effective July 1, 2013, based on an analysis of competitive market data presented by Compensia, the Compensation Committee’s compensation consultant. The amounts payable for Board membership from January 1, 2013 through June 30, 2013, and for the remainder of 2013 following these adjustments, are set forth below.

Position	Annual Retainer 1/1/13-6/30/13	Annual Retainer 7/1/13-12/31/13
Board Retainer	$60,000	$75,000
Chairman of the Board Retainer	$40,000	$40,000
Chair of Audit Committee Retainer	$15,000	$15,000
Chair of the Compensation Committee	—	$10,000
Chair of the Corporate Governance and Nominating Committee	—	$6,000
Audit Committee Members other than Chair	—	$6,000
Compensation Committee Members other than Chair	—	$5,000
Corporate Governance and Nominating Committee Members other than Chair	—	$4,000

Upon joining the Board, non-employee directors also receive an initial grant of options or restricted stock awards or units. These stock option awards have an exercise price per share determined at the fair market value on the date of grant with such awards generally vesting over four years, with 25% of the options vesting on the first anniversary of the grant date and the remainder of the options vesting in equal monthly installments over the subsequent three years. Initial grants of restricted stock or restricted stock units have no cost to acquire and generally vest over four years, with 25% of the shares subject to the award vesting on the first anniversary of the grant date and the remaining shares subject to the award vesting in equal quarterly installments over the subsequent three years.

We do not pay any compensation to a director who is also an employee of the Company. The table below sets forth the compensation (cash and equity) received by our non-employee directors in 2013. Fees are prorated based on length of service for non-employee directors serving a portion of the year. The Board has the discretion to allocate the portion of the fees payable in cash and the portion of the fees payable in equity awards. In May 2013, the Board determined that the Board fees for the period July 1, 2013 through June 30, 2014 would be paid 25% in cash and 75% in equity awards. Equity awards granted for annual director fees are granted on a date determined by the Board or the Compensation Committee, have an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant (in the case of stock options), and vest 100% on the first anniversary of the grant date (unless the director does not stand for re-election, in which case such award vests 100% on the day immediately prior to the termination of such director’s term of service). Any cash fees are payable quarterly within thirty (30) days of the beginning of each quarter. Each non-employee director is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee on which he serves.

2013 Director Compensation Table

The following table sets forth the compensation for our non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Totals ($)
Christopher Gleeson(3)	113,129	—	113,129
Daryl Faulkner(4)	82,748	—	82,748
James Fox, Ph.D.(5)	84,809	—	84,809
Kevin C. O’Boyle(6)	92,496	30,002	122,498
Stephen Worland, Ph.D.(7)	227,033	—	227,033

(1)	Pursuant to the Company’s director compensation policy in effect for 2013, non-employee directors received approximately 75% of their compensation in the form of restricted stock units. In 2013, each non-employee director received the following number of restricted stock units as payment in respect of director fees: Mr. Gleeson (6,161); Mr. Faulkner (4,607); Dr. Fox (5,089); Mr. O’Boyle (5,089); and Dr. Worland (4,554). Each of these restricted stock units vest 100% on the first anniversary of the grant date. The Board also granted Dr. Worland 10,368 restricted stock units in May 2013, which represented the equity portion of his annual director fee not previously granted for the director compensation year ended June 30, 2013, which vest 25% on June 13, 2013 and 75% in equal quarterly installments over the subsequent three years.
(2)	The Board granted Mr. O’Boyle 2,143 restricted stock units in May 2013, which vested 100% six months from the grant date, in recognition of additional services rendered by Mr. O’Boyle in connection with the transition of multiple Chief Financial Officers of the Company and overseeing the successful remediation of the Company’s material weakness over financial reporting.
(3)	As of December 31, 2013, Mr. Gleeson beneficially owned 96,931 options to purchase shares of our common stock, 10,533 shares of restricted stock, and 6,161 restricted stock units.
(4)	As of December 31, 2013, Mr. Faulkner held 56,056 options to purchase shares of our common stock, 6,320 shares of restricted stock, and 4,607 restricted stock units.
(5)	As of December 31, 2013, Dr. Fox held no options to purchase shares of our common stock, 14,013 shares of restricted stock, and 5,089 restricted stock units.
(6)	As of December 31, 2013, Mr. O’Boyle held 56,476 options to purchase shares of our common stock, 7,900 shares of restricted stock, and 5,089 restricted stock units.
(7)	As of December 31, 2013, Dr. Worland held 25,000 options to purchase shares of our common stock and 4,554 restricted stock units.

Potential Payments upon Termination or Change of Control

In accordance with provisions of our 2010 Plan, upon a change in control of the Company (as defined in the 2010 Plan), all outstanding awards held by our non-employee directors may become immediately exercisable and vested in full, unless such awards are assumed or otherwise substituted for as described in the 2010 Plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

James Fox, Ph.D. (Chair)

Daryl Faulkner

Kevin C. O’Boyle

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2013, the Compensation Committee consisted of James Fox, Ph.D. (Chair), Daryl Faulkner and Kevin C. O’Boyle. All of the members of the Compensation Committee are non-employee directors. No members of the Compensation Committee have a relationship that would constitute an interlocking relationship as defined by SEC rules.

REPORT OF THE AUDIT COMMITTEE

As of December 31, 2013, the Audit Committee consisted of Kevin C. O’Boyle (Chair), James Fox, Ph.D., and Stephen Worland, Ph.D. Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of our independent registered public accounting firm. Each member of the Audit Committee meets the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the 2013 year.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit Committee with and the Audit Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm, Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” below for more information regarding fees paid to Ernst & Young LLP for services in 2013 and the fees paid to Deloitte & Touche LLP, the Company’s previous independent registered public accounting firm, in 2012 and 2013.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2013 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence;

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC; and

•	instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee met five times in 2013. This report for 2013 is provided by the members of the Audit Committee of the Board.

THE AUDIT COMMITTEE

Kevin C. O’Boyle (Chair)

James Fox, Ph.D.

Stephen Worland, Ph.D.

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and is asking our stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

The following table presents the fees for professional audit services and other services rendered by Ernst & Young LLP for 2013, and fees for professional audit and other services rendered by the Company’s former independent registered public accounting firm, Deloitte & Touche LLP, for 2012 and 2013.

	Fiscal Year 2013	Fiscal Year 2012
Audit Fees(1)	$858,534	$745,267
Tax Fees(2)	278,341	228,440

Total	$1,136,875	$973,707

(1)	Audit Fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements and Sarbanes-Oxley Act compliance, review of the Company’s quarterly financial statements, review of registration statements on Forms S-3 and S-8, and audit services provided in connection with other regulatory filings.
(2)	Tax Fees consist of fees for professional services performed by either Ernst & Young LLP during 2013 or Deloitte & Touche LLP during 2012 and 2013, in each case with respect to tax compliance, tax advice and tax planning.

All fees paid to Ernst & Young LLP, Deloitte & Touche LLP and Deloitte Tax LLP for 2013 and 2012 were pre-approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm

As reported in the Company’s Form 8-K filed with the SEC on July 3, 2013 (the “Form 8-K”), on June 27, 2013, the Audit Committee approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013. On the same date, the Company dismissed Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

The reports of Deloitte & Touche LLP on the Company’s financial statements for each of the two fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through June 27, 2013, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their report. There was a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2011 related to the material weakness in the Company’s internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Form 10-K”). As disclosed in the 2011 Form 10-K, the Company concluded that a material weakness existed as of December 31, 2011 in the design and operating effectiveness of its internal control over financial reporting related to the supervision and review of the Company’s financial closing and reporting process. Deloitte & Touche LLP’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, which was included in the 2011 Form 10-K, contained an adverse opinion thereon.

The Audit Committee has discussed the material weakness in the Company’s internal control over financial reporting with Deloitte & Touche LLP, and has authorized Deloitte & Touche LLP to respond fully to the inquiries of Ernst &Young LLP concerning such material weakness.

The Company provided Deloitte & Touche LLP with a copy of the foregoing disclosures. The Company also provided Deloitte & Touche LLP with a copy of the Form 8-K reporting the change in its independent registered public accounting firm for the fiscal year ended December 31, 2013 containing substantially the same disclosure set forth above and requested that Deloitte & Touche LLP furnish the Company with a letter addressed to the SEC stating whether Deloitte & Touche LLP agreed with the disclosures contained therein. A copy of Deloitte & Touche LLP’s letter, dated July 3, 2013, is filed as Exhibit 16.1 to the Form 8-K.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of two Class I directors to serve for a three-year term until our Annual Meeting of Stockholders in 2017 and until their successors are elected and qualified. The Board has unanimously nominated Daryl J. Faulkner and James Fox, Ph.D. for election to the Board as Class I directors. The nominees have indicated that they are willing and able to serve as directors. If either Mr. Faulkner or Dr. Fox becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting.

The Class I directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting assuming a quorum is present, which means that the director nominees receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no effect on the election of directors. Stockholders do not have cumulative voting rights in the election of directors.

The Board unanimously recommends a vote “FOR” the election of each of Daryl J. Faulkner and James Fox, Ph.D. as Class I directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of each of Mr. Faulkner and Dr. Fox.

PROPOSAL 2

PROPOSAL TO APPROVE AN AMENDMENT TO THE 2010 EQUITY INCENTIVE PLAN

SOLELY FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

At the Annual Meeting, our stockholders will be asked to approve Amendment Number 1 (the “Plan Amendment”) to the GenMark Diagnostics, Inc. 2010 Equity Incentive Plan (the “2010 Plan”), as well as to approve certain preexisting provisions in the 2010 Plan to better enable the Company to deduct certain awards under the 2010 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan Amendment was adopted by our Board on April 2, 2014, subject to the approval of the Company’s stockholders. Other than the items contained in the Plan Amendment, which relate solely to tax efficiency under Section 162(m) of the Code (“Section 162(m)”), no other changes are being proposed with respect to the 2010 Plan.

We continue to operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Compensation Committee regards as essential in addressing these challenges is a competitive equity incentive program, particularly given our pay-for-performance philosophy and our desire to align the interests of our executive management with those of our stockholders. Our equity compensation program is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to employees, consultants and directors of the Company and its stockholders.

The 2010 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards, cash-based awards, and deferred compensation awards.

Summary of the Proposal

Section 162(m) the Code limits a corporation’s income tax deduction for compensation paid to certain executive officers who are “covered employees,” as that term is defined by Section 162(m). The deduction is limited to $1,000,000 per person per year, unless the compensation qualifies as “performance-based compensation.” In general, for compensation under the 2010 Plan to qualify as “performance-based,” certain material terms of the 2010 Plan must be approved by our stockholders in a separate vote. The future availability of the exemption for our award of performance-based compensation under the 2010 Plan depends upon obtaining approval of certain provisions of the 2010 Plan by our stockholders at the Annual Meeting.

The Board believes that it is in the best interests of the Company and its stockholders to enable the Company to grant awards which are intended to qualify as performance-based compensation under Section 162(m). If stockholders approve this Proposal 2, the Company will continue its ability to grant performance-based awards under the 2010 Plan which are exempt from the $1,000,000 deduction limitation under Section 162(m). If stockholders do not approve this Proposal 2, the Company will continue its ability to grant awards under the 2010 Plan in accordance with its terms; however, we would no longer have the ability to grant “performance-based” compensation awards within the meaning of Section 162(m) under the 2010 Plan to our covered employees. As a result, the Company would generally not be able to deduct compensation above $1,000,000 under Section 162(m) in any given year that is paid to our covered employees, which may adversely affect the Company’s future financial performance and results of operations.

In addition to tax efficiency, our Compensation Committee also carefully considers the incremental and cumulative impact on stockholder dilution when granting equity awards. As a result, we have significantly reduced our annual burn rate over the last three years. When using the methodology of Institutional Shareholder Services, or ISS, to convert grants of full value shares into “option equivalents” at a rate of 1 to 1.5, our gross burn rate declined to approximately 3.8% for fiscal 2013. This approximates the median of our 2014 executive compensation peer group and represents a 45% reduction relative to our fiscal 2012 gross burn rate.2 Our current overhang, which represents the sum of all outstanding equity awards as a percent of the total shares outstanding at the end of our fiscal year, was 6.7% as of December 31, 2013, which was below the 25th percentile of our 2014 executive compensation peer group.

[2]	The Company’s 2014 peer group consists of Aegerion Pharmaceuticals, Inc., Anacor Pharmaceuticals, Inc., Endocyte, Inc., Exact Sciences Corporation, Exelis Inc., Immunomedics Inc., Luminex Corporation, Meridian Bioscience, Inc., Merrimack Pharmaceuticals, Inc., Nanosphere, Inc., Opko Health, Inc., Osiris Therapeutics, Inc., Pacific Biosciences of California, Inc., Peregrine Pharmaceuticals, Inc., Quidel Corp., Sangamo BioSciences Inc., SurModics, Inc., Unilife Corporation, Veracyte, Inc., XOMA Corporation, ZELTIQ Aesthetics, Inc., and Zogenix, Inc.

In order for the Company to continue its ability to grant equity awards in a tax-efficient manner, we are asking our stockholders to approve the following provisions of the 2010 Plan (the “Section 162(m) Qualifying Provisions”) solely as they relate to awards intended to qualify as performance-based compensation under Section 162(m).

•	The Plan Amendment, which provides that no covered employee shall receive in excess of 750,000 equity awards during any fiscal year, or cash awards in excess of $2,000,000 for each fiscal year included in a performance period. Under the Plan Amendment, these amounts are doubled with respect to an employee’s initial year of service.

•	The following additional Section 162(m) Qualifying Provisions:

•	Eligibility: All employees of the Company and any parent or subsidiary corporation or other affiliate of the Company are eligible to be granted stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other stock-based or cash-based awards under the 2010 Plan.

•	Performance Measures: The vesting of restricted stock, restricted stock units, performance shares and performance unit awards, and other stock-based or cash-based awards intended to qualify as “performance-based” may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance measures, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the administrator in establishing the award: (i) revenue, (ii) sales, (iii) expenses, (iv) operating income, (v) gross margin, (vi) operating margin, (vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization, (viii) pre-tax profit, (ix) net operating income, (x) net income, (xi) economic value added, (xii) free cash flow, (xiii) operating cash flow, (xiv) balance of cash, cash equivalents and marketable securities, (xv) stock price, (xvi) earnings per share, (xvii) return on stockholder equity, (xviii) return on capital, (xix) return on assets, (xx) return on investment, (xxi) total stockholder return, (xxii) employee satisfaction, (xxiii) employee retention, (xxiv) market share, (xxv) customer satisfaction, (xxvi) product development, (xxvii) research and development expenses, (xxviii) completion of an identified special project, and (xxix) completion of a joint venture or other corporate transaction.

While we believe that compensation provided by such awards under the 2010 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, compensation paid in settlement of certain awards may not qualify as performance-based. In addition, the Compensation Committee retains the discretion to grant awards to covered employees that are not intended to qualify for deduction in full under Section 162(m).

Summary of the 2010 Plan

The following summary of material terms of the 2010 Plan, as well as the Plan Amendment, are qualified in their entirety by the actual language of the 2010 Plan and the Plan Amendment, copies of which are set forth in Annex B to this Proxy Statement.

General. The purpose of the 2010 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based and cash-based awards and deferred compensation awards.

Shares Authorized. The maximum aggregate number of shares of our common stock initially authorized for issuance under the 2010 Plan was 2,000,000. The 2010 Plan also provides that the number of authorized shares automatically increases on January 1 of each subsequent year through and including January 1, 2020, by an amount equal to the smaller of (a) 3% of the number of shares of stock issued and outstanding on the immediately preceding December 31, and (b) an amount determined by the Board. Accordingly, on January 1, 2011, the share reserve was increased by 351,847 shares to 2,351,847 shares; on January 1, 2012, the share reserve was increased by 614,333 shares to 2,966,180 shares; on January 1, 2013, the share reserve was increased by 982,580 shares to 3,948,760 shares; and on January 1, 2014, the share reserve was increased by 1,260,872 shares to 5,209,632 shares. As of April 1, 2014, a total of 6,481,634 shares had been issued under the 2010 Plan, 2,593,265 shares remained subject to outstanding stock options under the 2010 Plan, and 355,915 shares remained available for the future grant of equity awards under the 2010 Plan. All awards granted since our initial public offering have been granted under the 2010 Plan.

If any award granted under the 2010 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2010 Plan. Shares will not be treated as having been issued under the 2010 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2010 Plan. Upon the exercise of a stock appreciation right or net-exercise of a stock option, the number of shares available for issuance under the 2010 Plan will be reduced by the gross number of shares for which the award is exercised.

Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2010 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2010 Plan to adjust other terms of outstanding awards as it deems appropriate.

Section 162(m) Award Limits. The Plan Amendment would establish a limit on the maximum aggregate number of shares or the dollar value for which such awards may be granted to an employee in any fiscal year which are intended to qualify as performance-based awards under Section 162(m), as follows:

•	No more than 750,000 shares under stock-based awards.

•	No more than $2,000,000 for each fiscal year included in the performance period under cash-based awards.

These limits are doubled with respect to an employee’s initial year of service.

Administration. The 2010 Plan generally is administered by the Compensation Committee, although our Board retains the right to appoint another of its committees to administer the 2010 Plan or to administer the 2010 Plan directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration of the 2010 Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). For purposes of this summary, the term “Committee” will refer to any such duly appointed committee or the Board. Subject to the provisions of the 2010 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and each award’s terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2010 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2010 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2010 Plan. All awards granted under the 2010 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2010 Plan. The Committee will interpret the 2010 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2010 Plan or any award.

Prohibition of Option and SAR Repricing. The 2010 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater stock options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price, or the amendment of outstanding options or stock appreciation rights to reduce the exercise price; (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights; or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of April 1, 2014, we had approximately 165 employees, including eight executive officers, and five non-employee directors who would be eligible to receive awards under the 2010 Plan.

Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of the foregoing. The exercise price of each option may not be less than the fair market value of a share of our common stock on the grant date. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On April 1, 2014, the closing price of our common stock as reported on the NASDAQ Global Market was $10.42 per share.

The 2010 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of the foregoing. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2010 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined in the 2010 Plan).

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee.

Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the grant date.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2010 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards. The Committee may grant restricted stock awards under the 2010 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units. The Committee may grant restricted stock units under the 2010 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.

Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m), the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return; employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; and completion of a joint venture or other corporate transaction.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) (with respect to awards intended to qualify as performance-based awards under Section 162(m)). However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalent rights or interest during the deferral period.

Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Deferred Compensation Awards. The 2010 Plan authorizes the Committee to establish a deferred compensation award program. If and when implemented, participants designated by the Committee, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock options, stock appreciation rights, restricted stock or restricted stock units in lieu of director fees or bonuses otherwise payable in cash. The Committee will determine the basis on which the number of shares subject to an equity award granted in lieu of cash compensation will be determined. Such awards will be subject to the applicable provisions of the 2010 Plan.

Change in Control. Unless otherwise defined in a participant’s award or other agreement with the Company, the 2010 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2010 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. In general, any awards which are not assumed, substituted for or otherwise continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The 2010 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

Awards Subject to Section 409A of the Code. Certain awards granted under the 2010 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A of the Code. Any such awards will be required to comply with the requirements of Section 409A of the Code. Notwithstanding any provision of the 2010 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2010 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A of the Code.

Amendment, Suspension or Termination. The 2010 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2010 Plan following the tenth anniversary of the date the 2010 Plan became effective. The Committee may amend, suspend or terminate the 2010 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2010 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law. No amendment, suspension or termination of the 2010 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect on an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code, or unless expressly provided in the terms and conditions governing the award.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2010 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the applicable year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New 2010 Plan Benefits

Because it is within the Committee’s discretion to determine which directors, employees, and consultants receive awards under the 2010 Plan, and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual awards. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, will continue to receive awards under the 2010 Plan.

The following table shows the number of shares subject to stock options issued under the 2010 Plan since its inception to:

•	The named executive officers;

•	All current executive officers as a group;

•	All current directors who are not executive officers; and

•	All employees as a group (excluding executive officers).

Name and Position	Number of Shares

Hany Massarany	512,714
President, Chief Executive Officer and Director

Richard Slansky Chief Financial Officer	139,849

Ingo Chakravarty Senior Vice President, International	80,000

Jennifer Williams Senior Vice President, Human Resources	170,000

Michael Gleeson Senior Vice President, North American Commercial Operations	161,816

Name and Position	Number of Shares

All current executive officers as a group (eight persons)	1,578,059

All current directors who are not executive officers, as a group (five persons)	234,463

All employees as a group (excluding current executive officers)	780,743

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Awards		Weighted Average Exercise Price of Outstanding Awards	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	1,821,216	(1)	$6.89	1,008,477	(2)
Equity compensation plans not approved by stockholders	—		—	—
Total:	1,821,216		$6.89	1,008,477

(1)	Consists of stock option awards granted under the 2010 Plan.
(2)	As of December 31, 2013, an aggregate of 391,916 shares of common stock were available for issuance under the 2010 Plan and an aggregate of 616,561 shares were available for grant under the ESPP. The 2010 Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2020, subject to certain limitations, by a number of shares equal to the lesser of 3% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or a number of shares set by our Board. Effective January 1, 2014, an additional 1,260,872 shares became available for grant under the 2010 Plan in accordance with its terms.

Required Vote and Board of Directors Recommendation

The proposal to approve the Plan Amendment solely for purposes of Section 162(m) requires the affirmative vote of a majority of the votes cast on such proposal. Abstentions are considered votes cast on the proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on the proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

The Board believes that the Plan Amendment is in the best interests of the Company and its stockholders for the reasons stated above.

The Board unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

In the event our stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

Voting and Board of Directors’ Recommendation

The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on the proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

The Board unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation program and related policies and practices as they relate to the compensation of our named executive officers.

The Say on Pay vote is advisory, and therefore not binding on the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results, seek to determine the cause or causes of any significant unfavorable vote, and take them into consideration when making future decisions regarding our executive compensation program.

We design our executive compensation program to implement our core objectives of providing competitive pay, pay for performance, and alignment of management’s interests with the interests of our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of how our executive compensation program reflects our core objectives, including the information under the heading “Executive Summary” beginning on page 16 of this Proxy Statement.

Voting and Board of Directors’ Recommendation

The Board believes the Company’s executive compensation program uses appropriate structures and sound practices that are effective in achieving our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of GenMark Diagnostics, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.”

The proposal to approve, on an advisory basis, the compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes “against” this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on this proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

The Board unanimously recommends a vote “FOR” Proposal 4.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (760) 448-4300 or by mail at 5964 La Place Court, Carlsbad, CA 92008. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

By Order of the Board of Directors:

Christopher Gleeson
Chairman of the Board

Carlsbad, California

April 17, 2014

Annex A

GENMARK DIAGNOSTICS, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

	Twelve Month Ended December 31,
Adjusted Financial Data:	2013	2012
GAAP Total revenues	$27,404	$20,211

GAAP Cost of revenues	15,894	11,640
Inventory reserve(1)	(1,183)	—
Impairment of production equipment(2)	(302)	—

Non-GAAP cost of revenues	$14,409	$11,640

GAAP Gross profit	$11,510	$8,829
Inventory reserve(1)	1,183	—
Impairment of production equipment(2)	302	—

Non-GAAP gross profit	$12,995	$8,829

Non-GAAP gross margin %	47%	43%

(1)	Reflects nonrecurring charges related to inventory specifically made for Natural Molecular Testing Corporation (“NMTC”).
(2)	Reflects nonrecurring charges related to our procurement of additional manufacturing equipment to support NMTC’s prior purchasing patterns.

A-1

Annex B

GENMARK DIAGNOSTICS, INC.

2010 EQUITY INCENTIVE PLAN

GenMark Diagnostics, Inc.

2010 Equity Incentive Plan

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The GenMark Diagnostics, Inc. 2010 Equity Incentive Plan (the “Plan”) is hereby established effective as of the effective date of the initial registration statement by the Company of its Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.	DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s failure to substantially perform the Participant’s customary duties with a Participating Company in the ordinary course (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) that, if susceptible to cure, has not been cured as determined by the Participating Company within 30 days after a written demand for substantial performance is delivered to the Participant by the Participating Company, which demand specifically identifies the manner in which the Participating Company believes that the Participant has not substantially performed the Participant’s duties; (ii) the Participant’s gross negligence, intentional misconduct or fraud in the performance of his or her Service; (iii) the Participant’s indictment (or equivalent) for a felony or to a crime involving fraud or dishonesty; (iv) a judicial determination that the Participant committed fraud or dishonesty against any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity; (v) the Participant’s material violation of one or more of the Participating Company Group’s policies applicable to the Participant’s Service as may be in effect from time to time; or (vi) the Participant’s conduct that brings or could reasonably be expected to bring the Participating Company Group into public disgrace or disrepute and that has a material adverse effect on the business of the Participating Company Group.

(h) “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement, the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(dd)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k) “Company” means GenMark Diagnostics, Inc., a Delaware corporation, or any successor corporation thereto.

(l) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m) “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(n) “Director” means a member of the Board.

(o) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(p) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(q) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(t) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(u) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(v) “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(x) “Nonemployee Director” means a Director who is not an Employee.

(y) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(z) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(aa) “Officer” means any person designated by the Board as an officer of the Company.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(cc) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(ee) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ff) “Participant” means any eligible person who has been granted one or more Awards.

(gg) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(hh) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(ii) “Performance Award” means an Award of Performance Shares or Performance Units.

(jj) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(kk) “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

(ll) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(mm) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(nn) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(oo) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(pp) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(qq) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(rr) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(ss) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.

(tt) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(uu) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(vv) “Section 162(m)” means Section 162(m) of the Code.

(ww) “Section 409A” means Section 409A of the Code.

(xx) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(yy) “Securities Act” means the Securities Act of 1933, as amended.

(zz) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(aaa) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(bbb) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(ccc) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(ddd) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(eee) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(fff) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses reasonably incurred by the Company in the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation, determination or election. The Board or Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider or a Covered Person; provided, however, that (a) the exercise price per share of each such Award which is an Option or SAR shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to guidelines as shall be established from time to time by resolution of the Board or the Committee.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6 Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 4.4.

3.7 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to two million (2,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Annual Increase in Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased automatically on January 1, 2011 and on each subsequent January 1 through and including January 1, 2020, by a number of shares (the “Annual Increase”) equal to the smaller of (a) three percent (3%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the Board.

4.3 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 16.2 shall not again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which such SAR was exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

4.4 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the number of shares resulting from any prior Annual Increase, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.5 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5.	ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 2,000,000 shares, cumulatively increased on January 1, 2011 and on each subsequent January 1, through and including January 1, 2020, by a number of shares equal to the smaller of the Annual Increase determined under Section 4.2 or 1,200,000 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

6.	STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a property executed exercise notice accompanies by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4	Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7.	STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8.	RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that unless otherwise determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.	RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amounts and/or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.	PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

(i) revenue;

(ii) sales;

(iii) expenses;

(iv) operating income;

(v) gross margin;

(vi) operating margin;

(vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit;

(ix) net operating income;

(x) net income;

(xi) economic value added;

(xii) free cash flow;

(xiii) operating cash flow;

(xiv) balance of cash, cash equivalents and marketable securities;

(xv) stock price;

(xvi) earnings per share;

(xvii) return on stockholder equity;

(xviii) return on capital;

(xix) return on assets;

(xx) return on investment;

(xxi) total stockholder return;

(xxii) employee satisfaction;

(xxiii) employee retention;

(xxiv) market share;

(xxv) customer satisfaction;

(xxvi) product development;

(xxvii) research and development expenses;

(xxviii) completion of an identified special project; and

(xxix) completion of a joint venture or other corporate transaction.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.	CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the

Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s

Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.	STANDARD FORMS OF AWARD AGREEMENT.

12.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.	CHANGE IN CONTROL.

13.1 Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.2 Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.3 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

14.	COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.	COMPLIANCE WITH SECTION 409A.

15.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1⁄2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by Section 409A);

(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16.	TAX WITHHOLDING.

16.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2 Withholding in or Directed Sale of Shares. The Committee shall have the right, but not the obligation, to cause the Company to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Committee, equal to all or any part of the tax withholding obligations of any Participating Company (provided such shares of Stock are not pledged or otherwise serve as security and the withholding of which would not trigger adverse accounting treatment). The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Committee may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Committee in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17.	AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.	MISCELLANEOUS PROVISIONS.

18.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

18.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

18.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating

Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the GenMark Diagnostics, Inc. 2010 Equity Incentive Plan as duly adopted by the Board on March 17, 2010.

/s/ Steven Kemper
Steven Kemper, Chief Financial Officer

Amendment Number One

to the

GenMark Diagnostics, Inc. 2010 Equity Incentive Plan

WHEREAS, GenMark Diagnostics, Inc. (the “Company”) has previously adopted the GenMark Diagnostics, Inc. 2010 Equity Incentive Plan (the “2010 Plan”); and

WHEREAS, pursuant to Section 17 of the 2010 Plan, the Company’s Board of Directors (the “Board”) has retained the authority to amend the 2010 Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the 2010 Plan with respect to certain awards intended to constitute “Performance-Based Compensation” (as defined in the 2010 Plan).

NOW THEREFORE, BE IT RESOLVED, that effective April 2, 2014, Section 5 of the 2010 Plan shall, subject to approval by the stockholders of the Company, be amended by the addition of a new Section 5.4, as follows:

5.4 Section 162(m) Award Limits. Subject to adjustment as provided in Section 4.4, no Covered Employee shall be granted within any fiscal year of the Company one or more Awards intended to qualify for treatment as Performance-Based Compensation which, in the aggregate, are for more than 750,000 shares, or, if applicable, could result in such Covered Employee receiving more than $2,000,000 for each full fiscal year of the Company contained in the Performance Period for such Award. The foregoing award limits shall be doubled with respect to the first fiscal year in which an Employee is hired.

Except as set forth above, the terms of the 2010 Plan shall remain in full force and effect.

GENMARK DIAGNOSTICS, INC.

5964 LA PLACE COURT

CARLSBAD, CA 92008

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				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:				☐	☐	☐
1.	Election of Directors
Nominees
01	Daryl J. Faulkner	02	James Fox, Ph.D.
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2	To approve an amendment to the GenMark Diagnostics, Inc. 2010 Equity Incentive Plan solely for the purposes of Section 162(m) of the Internal Revenue Code.							☐	☐	☐
3	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.							☐	☐	☐
4	To approve, on an advisory basis, the compensation of the Company’s named executive officers.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

				Yes	No
Please indicate if you plan to attend this meeting				☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

GENMARK DIAGNOSTICS, INC.

Annual Meeting of Stockholders

May 29, 2014 2:00 PM Pacific Time

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Hany Massarany and Richard Slansky, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of GENMARK DIAGNOSTICS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, Pacific Time on May 29, 2014, at 5964 La Place Court, Carlsbad, CA 92008, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side